AGREEMENT AND PLAN OF MERGER


                              among


             PERMA-FIX ENVIRONMENTAL SERVICES, INC.,


                        PERMA-MET, INC.,


                    CHEM-MET SERVICES, INC.,


              THE THOMAS P. SULLIVAN LIVING TRUST,


               THE ANN L. SULLIVAN LIVING TRUST,


               THOMAS P. SULLIVAN, an individual

                              and

                 ANN L. SULLIVAN, an individual





                          MARCH 15, 1999











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                        TABLE OF CONTENTS
                         _________________
                                                                       Page
                                                                       ____
    ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .2
             1.1  "Affiliate" . . . . . . . . . . . . . . . . . . . . . .2
             1.2  "Chem-Con " . . . . . . . . . . . . . . . . . . . . . .2
             1.3  "Chem-Con Agreement " . . . . . . . . . . . . . . . . .2
             1.4  "Chem-Con Merger" . . . . . . . . . . . . . . . . . . .2
             1.5  "Chem-Fix Settlement Agreement" . . . . . . . . . . . .2
             1.6  "Chem-Met Common Stock. . . . . . . . . . . . . . . . .3
             1.7  "Chem-Met Intellectual Property Right". . . . . . . . .3
             1.8  "Closing" . . . . . . . . . . . . . . . . . . . . . . .3
             1.9  "Closing Date". . . . . . . . . . . . . . . . . . . . .3
             1.10 "Code". . . . . . . . . . . . . . . . . . . . . . . . .3
             1.11 "Effective Time". . . . . . . . . . . . . . . . . . . .3
             1.12 "Environmental Laws". . . . . . . . . . . . . . . . . .3
             1.13 "Employment Agreement". . . . . . . . . . . . . . . . .3
             1.14 "ERISA" . . . . . . . . . . . . . . . . . . . . . . . .3
             1.15 "Florida Perma-Chem". . . . . . . . . . . . . . . . . .3
             1.16 "Facility". . . . . . . . . . . . . . . . . . . . . . .3
             1.17 "Four County Landfill". . . . . . . . . . . . . . . . .4
             1.18 "GAAP". . . . . . . . . . . . . . . . . . . . . . . . .4
             1.19 "Georgia Perma-Chem". . . . . . . . . . . . . . . . . .4
             1.20 "Governmental Authority". . . . . . . . . . . . . . . .4
             1.21 "Laws". . . . . . . . . . . . . . . . . . . . . . . . .4
             1.22 "Liens" . . . . . . . . . . . . . . . . . . . . . . . .4
             1.23 "Merger". . . . . . . . . . . . . . . . . . . . . . . .4
             1.24 "Mineral Rights". . . . . . . . . . . . . . . . . . . .4
             1.25 "Permitted Encumbrances". . . . . . . . . . . . . . . .4
             1.26 "Perma-Chem". . . . . . . . . . . . . . . . . . . . . .4
             1.27 "Perma-Fix Common Stock". . . . . . . . . . . . . . . .4
             1.28 "Quanta". . . . . . . . . . . . . . . . . . . . . . . .4
             1.29 "Real Property" . . . . . . . . . . . . . . . . . . . .4
             1.30 "Returns" . . . . . . . . . . . . . . . . . . . . . . .5
             1.31 "Securities Act". . . . . . . . . . . . . . . . . . . .5
             1.32 "Shares". . . . . . . . . . . . . . . . . . . . . . . .5
             1.33 "SEC" . . . . . . . . . . . . . . . . . . . . . . . . .5
             1.34 "Subsidiaries". . . . . . . . . . . . . . . . . . . . .5
             1.35 "Surviving Corporations". . . . . . . . . . . . . . . .5
             1.36 "Taxes" . . . . . . . . . . . . . . . . . . . . . . . .5

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             1.37 "10 Acre Tract" . . . . . . . . . . . . . . . . . . . .5

    ARTICLE 2 THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . .5
             2.1  The Merger.   . . . . . . . . . . . . . . . . . . . . .5
                  The Merger of Chem-Met with and into Perma-Met. . . . .5
             2.2  Effective Time of the Merger. . . . . . . . . . . . . .5
             2.3  Closing . . . . . . . . . . . . . . . . . . . . . . . .6
             2.4  Effects of the Merger . . . . . . . . . . . . . . . . .6

    ARTICLE 3 CONVERSION OF SECURITIES. . . . . . . . . . . . . . . . . .6
             3.1  Conversion of Capital Stock . . . . . . . . . . . . . .6
                  3.1.1  Capital Stock of Perma-Fix . . . . . . . . . . .6
                  3.1.2  Capital Stock of Perma-Met . . . . . . . . . . .6
                  3.1.3  Chem-Met Capital Stock . . . . . . . . . . . . .6
                  3.1.4  Chem-Met Treasury Stock. . . . . . . . . . . . .7
             3.2  Dissenters Rights . . . . . . . . . . . . . . . . . . .7
             3.3  Exchange of Certificates. . . . . . . . . . . . . . . .7
                  3.3.1  Exchange . . . . . . . . . . . . . . . . . . . .7
                  3.3.2  Exchange Procedures. . . . . . . . . . . . . . .7
                  3.3.3  No Further Ownership Rights in Chem-Met Common
                         Stock. . . . . . . . . . . . . . . . . . . . . .8
                  3.3.4  No Fractional Shares . . . . . . . . . . . . . .8
                  3.3.5  No Liability . . . . . . . . . . . . . . . . . .8
                  3.3.6  Lost Certificates. . . . . . . . . . . . . . . .8

    ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE ALS TRUST,
              THE TPS TRUST, ALS, TPS AND CHEM-MET. . . . . . . . . . . .8
             4.1  Organization of the Sullivan Trusts . . . . . . . . . .9
             4.2  Organization of Chem-Met. . . . . . . . . . . . . . . .9
             4.3  Capital Stock of Chem-Met . . . . . . . . . . . . . . .9
             4.4  Ownership Interests in Securities . . . . . . . . . . .9
             4.5  Financials. . . . . . . . . . . . . . . . . . . . . . 10
                  4.5.1  Financial Statements . . . . . . . . . . . . . 10
                  4.5.2  Liabilities. . . . . . . . . . . . . . . . . . 10
                  4.5.3  Net Worth. . . . . . . . . . . . . . . . . . . 10
                  4.5.4  Transactions Since September 30, 1998. . . . . 10
             4.6  Tax and Other Returns, Reports and Pooling of
                  Interest. . . . . . . . . . . . . . . . . . . . . . . 11
                  4.6.1  Tax Returns. . . . . . . . . . . . . . . . . . 11

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                  4.6.2  Payment of Taxes . . . . . . . . . . . . . . . 11
                  4.6.3  Waiver of Statute of Limitations . . . . . . . 11
                  4.6.4  Tax Deficiencies . . . . . . . . . . . . . . . 11
                  4.6.5  Pooling of Interests . . . . . . . . . . . . . 11
             4.7  Property. . . . . . . . . . . . . . . . . . . . . . . 12
                  4.7.1  Assets . . . . . . . . . . . . . . . . . . . . 12
                  4.7.2  Real Property. . . . . . . . . . . . . . . . . 12
                  4.7.3  Leases . . . . . . . . . . . . . . . . . . . . 12
                  4.7.4  Notice . . . . . . . . . . . . . . . . . . . . 12
                  4.7.5  Personal Property. . . . . . . . . . . . . . . 13
                  4.7.6  Notice from Insurance Carrier. . . . . . . . . 13
             4.8  Intellectual Property . . . . . . . . . . . . . . . . 13
                  4.8.1  Ownership. . . . . . . . . . . . . . . . . . . 13
                  4.8.2  No Breach of License . . . . . . . . . . . . . 14
                  4.8.3  Year 2000 Issues . . . . . . . . . . . . . . . 14
             4.9  Agreements, Contracts and Commitments . . . . . . . . 15
                  4.9.1  Contracts. . . . . . . . . . . . . . . . . . . 15
                  4.9.2  Written List . . . . . . . . . . . . . . . . . 16
             4.10 No Breach of Statute or Contract;
         Governmental Authorizations. . . . . . . . . . . . . . . . . . 17
                  4.10.1 No Violation . . . . . . . . . . . . . . . . . 17
                  4.10.2 Permits and Licenses . . . . . . . . . . . . . 18
                  4.10.3 Reports. . . . . . . . . . . . . . . . . . . . 18
                  4.10.4 Violation of Law . . . . . . . . . . . . . . . 18
                  4.10.5 Permits under Environmental Laws . . . . . . . 18
                  4.10.6 Other Permits. . . . . . . . . . . . . . . . . 19
             4.11 No Litigation or Adverse Effects. . . . . . . . . . . 19
             4.12 Authorization, Execution and Delivery of Agreement. . 20
             4.13 Ability to Conduct the Business . . . . . . . . . . . 20
             4.14 Disclosure. . . . . . . . . . . . . . . . . . . . . . 20
             4.15 Broker's or Finder's Fee. . . . . . . . . . . . . . . 20
             4.16 Insurance . . . . . . . . . . . . . . . . . . . . . . 21
             4.17 Completeness of Documents -- Chem-Met . . . . . . . . 21
             4.18 Completeness of Documents -- Sullivan Trusts. . . . . 21
             4.19 Disposition of Assets . . . . . . . . . . . . . . . . 21
             4.20 Obligations to Employees. . . . . . . . . . . . . . . 21
             4.21 Condition of Plant, Machinery and Equipment . . . . . 23
             4.22 Books of Account. . . . . . . . . . . . . . . . . . . 23
             4.23 Stock Redemptions . . . . . . . . . . . . . . . . . . 23
             4.24 Minute Books. . . . . . . . . . . . . . . . . . . . . 23
             4.25 Indebtedness of Shareholders, etc . . . . . . . . . . 23
             4.26 Business Prospects. . . . . . . . . . . . . . . . . . 24
             4.27 Bank Accounts; Powers of Attorney . . . . . . . . . . 24
             4.28 Sensitive Payments. . . . . . . . . . . . . . . . . . 24

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    ARTICLE 5 ADDITIONAL REPRESENTATIONS, WARRANTIES
              AND COVENANTS OF THE SULLIVANS AND THE SULLIVAN TRUSTS. . 24
             5.1  Affiliate Status. . . . . . . . . . . . . . . . . . . 24
             5.2  Rule 145. . . . . . . . . . . . . . . . . . . . . . . 25
             5.3  Legend. . . . . . . . . . . . . . . . . . . . . . . . 25
             5.4  Restrictions on Certain Actions . . . . . . . . . . . 25
                  5.4.1  Prohibition Against Acquisition . . . . . . . .25
                  5.4.2  Prohibition Against Solicitation. . . . . . . .26
                  5.4.3  Prohibition Against Control . . . . . . . . . .26
             5.5  Attendance. . . . . . . . . . . . . . . . . . . . . . 26
             5.6  Specific Enforcement. . . . . . . . . . . . . . . . . 26

    ARTICLE 6 NO SOLICITATION OF TRANSACTIONS . . . . . . . . . . . . . 27
             6.1  No Solicitation of Transactions . . . . . . . . . . . 27

    ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF PERMA-FIX . . . . . . . 27
             7.1  Organization, etc . . . . . . . . . . . . . . . . . . 27
             7.2  Authorization, Execution and Delivery of Agreement. . 28
             7.3  Capital Stock of Perma-Fix. . . . . . . . . . . . . . 28
             7.4  SEC Filings . . . . . . . . . . . . . . . . . . . . . 28
                  7.4.1 . . . . . . . . . . . . . . . . . . . . . . . . 28
                  7.4.2 . . . . . . . . . . . . . . . . . . . . . . . . 29
                  7.4.3  Material Adverse Change. . . . . . . . . . . . 29
             7.5  Status of Perma-Fix Common Stock. . . . . . . . . . . 29
             7.6  No Breach of Statute or Contract, Governmental
                  Authorizations. . . . . . . . . . . . . . . . . . . . 29
             7.7  No Litigation or Adverse Events . . . . . . . . . . . 30
             7.8  Broker's or Finder's Fees . . . . . . . . . . . . . . 30

    ARTICLE 8 COVENANTS OF CONDUCT AND TRANSACTIONS
              PRIOR TO AND AFTER THE CLOSING. . . . . . . . . . . . . . 30
             8.1  Investigations; Operation of Business of Chem-Met . . 30
                  8.1.1  Access to Premises and Books . . . . . . . . . 30
                  8.1.2  Business Organization of Chem-Met. . . . . . . 31
                  8.1.3  Ordinary Course of Business . . . . . . . . . .31

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                  8.1.4  Sale of Assets. . . . . . . . . . . . . . . . .33
             8.2  No Selling of Shares or Granting of Options . . . . . 33
             8.3  Disclosure in Proxy Statement . . . . . . . . . . . . 34
             8.4  Consents. . . . . . . . . . . . . . . . . . . . . . . 34
             8.5  Governmental Reports. . . . . . . . . . . . . . . . . 34
             8.6  Conduct of Business . . . . . . . . . . . . . . . . . 34
             8.7  Governmental Approvals. . . . . . . . . . . . . . . . 35
             8.8  Encumber. . . . . . . . . . . . . . . . . . . . . . . 35
             8.9  Title Policies for Real Property Owned by Chem-Met. . 35
             8.10 Survey. . . . . . . . . . . . . . . . . . . . . . . . 35
             8.11 Public Announcements. . . . . . . . . . . . . . . . . 35
             8.12 Notification. . . . . . . . . . . . . . . . . . . . . 36
             8.13 Filings . . . . . . . . . . . . . . . . . . . . . . . 36
             8.14 Supplemental Disclosure . . . . . . . . . . . . . . . 36
             8.15 SEC Filings . . . . . . . . . . . . . . . . . . . . . 36
             8.16 Listing of Perma-Fix Common Stock . . . . . . . . . . 36
             8.17 Perma-Fix Registration Statement, etc.. . . . . . . . 36
             8.18 Information for Proxy Statements. . . . . . . . . . . 37
             8.19 Registration Statement; Proxy Statement/Prospectus. . 37
             8.20 Audited Financial Statements. . . . . . . . . . . . . 38
             8.21 Public Disclosure . . . . . . . . . . . . . . . . . . 38
             8.22 Pooling Accounting. . . . . . . . . . . . . . . . . . 38
             8.23 Letter of Public Accountants. . . . . . . . . . . . . 38
             8.24 Liability to Broker . . . . . . . . . . . . . . . . . 40
             8.25 Assumption of Tax Liability and Quanta Liability. . . 40
             8.26 Access to Premises and Books. . . . . . . . . . . . . 40
             8.27 Quanta Merger and Exchange. . . . . . . . . . . . . . 41
             8.28 T.A.S. Leasing, Inc . . . . . . . . . . . . . . . . . 41

    ARTICLE 9 CONDITIONS OF TRANSACTIONS CONTEMPLATED BY AGREEMENT;
              ABANDONMENT OF AGREEMENT. . . . . . . . . . . . . . . . . 42
             9.1  Closing Conditions of Perma-Fix and Perma-Chem. . . . 42
                  9.1.1  Resolutions of Board of Directors and
                         Shareholders of Chem-Met . . . . . . . . . . . 42
                  9.1.2  Delivery of Trust Documents.  . . . . . . . . .42
                  9.1.3  Approval by Lender. . . . . . . . . . . . . . . . . 42
                  9.1.4  Representations and Warranties of
                         the Sullivans and the Sullivan Trusts
                         to be True and Correct and Compliance With
                         Covenants  . . . . . . . . . . . . . . . . . . . 42

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                  9.1.5  Representations and Warranties of Chem-Met
                         to be True and Compliance With Covenants . . . . 43
                  9.1.6  Third Party Consents. . . . . . . . . . . . . . .43
                  9.1.7  No Material Adverse Change. . . . . . . . . . . .43
                  9.1.8  Statutory Requirements; Litigation. . . . . . . .43
                  9.1.9  Opinion of Counsel of Chem-Met, the
                         Sullivans and the Sullivan Trusts. . . . . . . . 44
                  9.1.10 Effective Registration Statement. . . . . . . . .44
                  9.1.11 Due Diligence . . . . . . . . . . . . . . . . . .44
                  9.1.12 Environmental Audit . . . . . . . . . . . . . . .44
                  9.1.13 Stock Certificates. . . . . . . . . . . . . . . .45
                  9.1.14 Permits . . . . . . . . . . . . . . . . . . . . .45
                  9.1.15 No Liens on Assets. . . . . . . . . . . . . . . .45
                  9.1.16 Listing of Perma-Fix Common Stock . . . . . . . .45
                  9.1.17 Minute Books and Stock Ledgers. . . . . . . . . .45
                  9.1.18 Financial Statements. . . . . . . . . . . . . . .45
                  9.1.19 Title Policies and Surveys. . . . . . . . . . . .45
                  9.1.20 Good Standing Certificates. . . . . . . . . . . .46
                  9.1.21 Resignation of Directors. . . . . . . . . . . . .46
                  9.1.22 Chem-Con Agreement. . . . . . . . . . . . . . . .46
                  9.1.23 Facility Remediation. . . . . . . . . . . . . . .46
                  9.1.24 Settlement of Four County Landfill PRP
                         Claims . . . . . . . . . . . . . . . . . . . . . 46
                  9.1.25 Settlement of Chem-Fix Claims.. . . . . . . . . .46
                  9.1.26 Pooling Letters.. . . . . . . . . . . . . . . . .46
                  9.1.27 Shareholder Approval. . . . . . . . . . . . . . .47
                  9.1.28 Shareholder Approval. . . . . . . . . . . . . . .47
                  9.1.29 Accountants Letters . . . . . . . . . . . . . . .47
                  9.1.30 Employment Agreement. . . . . . . . . . . . . . .47
                  9.1.31 Officer and Director Waiver . . . . . . . . . . .47
                  9.1.32 Quanta Transactions . . . . . . . . . . . . . . .47
                  9.1.33 Fairness Opinion. . . . . . . . . . . . . . . . .47
                  9.1.34 Closing Price of Perma-Fix Common Stock . . . . .47
                  9.1.35 TAS Lease . . . . . . . . . . . . . . . . . . . .48
             9.2  Conditions to Obligations of Chem-Met and The
                  TPS Trust. . . . . . . . . . . . . . . . . . . . . . . .48
                  9.2.1  Resolutions of Perma-Fix Board of
                         Directors and Shareholders. . . . . . . . . . . .48
                  9.2.2  Resolutions of Perma-Met Board of
                         Directors and Shareholders. . . . . . . . . . . . 48
                  9.2.3  Representations and Warranties of Perma-Fix
                         to be True. . . . . . . . . . . . . . . . . . . . 48
                  9.2.4  Employment Agreement. . . . . . . . . . . . . . . 48
                  9.2.5  Effective Registration Statement. . . . . . . . . 48
                  9.2.6  No Material Adverse Change. . . . . . . . . . . . 49
                  9.2.7  Litigation. . . . . . . . . . . . . . . . . . . . 49

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                  9.2.8  Opinion of Counsel of Perma-Fix . . . . . . . . . 49
                  9.2.9  Escrow Agreement. . . . . . . . . . . . . . . . . 49
                  9.2.10 Closing Price of Perma-Fix Closing Stock. . . . . 49
             9.3  Termination of Agreement and Abandonment of Merger. . . .49
                  9.3.1  Conditions . . . . . . . . . . . . . . . . . . . .50
                  9.3.2  Conditions of Perma-Fix Not Met. . . . . . . . . .50
                  9.3.3  Termination by Perma-Fix or the
                         Sullivans under Section 9.3 of the
                         Chem-Con Agreement . . . . . . . . . . . . . . . .50
                  9.3.4  Mutual Consent . . . . . . . . . . . . . . . . . .50
             9.4  Expenses. . . . . . . . . . . . . . . . . . . . . . . . .50

    ARTICLE 10 TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS 50
             10.1 Termination . . . . . . . . . . . . . . . . . . . . . . .50
             10.2 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .50

    ARTICLE 11 INDEMNIFICATION AND SURVIVAL OF
               REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . .51
             11.1 Indemnification by the Sullivans and the
                  Sullivan Trusts . . . . . . . . . . . . . . . . . . . . .51
             11.2 Notice of Claim . . . . . . . . . . . . . . . . . . . . .51
             11.3 Survival of Representations and Remedies. . . . . . . . .52
             11.4 Indemnification Period. . . . . . . . . . . . . . . . . .52
             11.5 Settlement of Indemnification Claims. . . . . . . . . . .52

    ARTICLE 12 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . .52
             12.1 Entire Agreement and Amendment. . . . . . . . . . . . . .52
             12.2 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .53
             12.3 Governing Law . . . . . . . . . . . . . . . . . . . . . .53
             12.4 Benefit of Parties; Assignment. . . . . . . . . . . . . .53
             12.5 Pronouns. . . . . . . . . . . . . . . . . . . . . . . . .53
             12.6 Headings. . . . . . . . . . . . . . . . . . . . . . . . .53
             12.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . .53
             12.8 Time. . . . . . . . . . . . . . . . . . . . . . . . . . .54
             12.9 Severability. . . . . . . . . . . . . . . . . . . . . . .54
             12.10  Counterparts. . . . . . . . . . . . . . . . . . . . . .54

Schedule "A"  -    List of all jurisdictions in which Chem-Met is
                   authorized to do business
Schedule "B"  -    List of all of Chem-Met's ownership interests
                   in other business enterprises
Schedule "C"  -    Liabilities

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Schedule "D"  -    List of all transactions of Chem-Met since
                   September 30, 1998
Schedule "E"  -    Tax Returns;  Payment of Taxes; Waiver of
                   Statute of Limitations; Tax Deficiencies
Schedule "F"  -    List of all Permitted Encumbrances and Liens
                   on Chem-Met assets; Real Property owned by
                   Chem-Met; title insurance policies; leases;
                   Chem-Met personal property; notices of
                   violations
Schedule "G"  -    List of all contracts
Schedule "H"  -    List of contracts, leases, and agreements re
                   Chem-Met business (copies)
Schedule "I"  -    Permits and licenses and reports since
                   December 31, 1990
Schedule "J"  -    Litigation
Schedule "K"  -    List of all trade names, trademarks, service
                   marks, patents, copyrights and applications
Schedule "L"  -    Insurance
Schedule "M"  -    Disposition of Assets
Schedule "N"  -    Determination letters on benefit plans
Schedule "O"  -    Condition of plant, machinery and equipment
Schedule "P"  -    Indebtedness of Shareholders
Schedule "Q"  -    Bank accounts/borrowing resolutions of Chem-
                   Met; Powers of Attorney
Schedule "R"  -    Description of Quanta Tract
Schedule "S"  -    Year 2000 Information

Exhibit "A"        -    Employment Agreement with Thomas P. Sullivan
Exhibit "B"        -    Facility
Exhibit "C"        -    Permitted Encumbrances
Exhibit "D"        -    Description of 10 Acre Tract
Exhibit "E"        -    Certificate of Merger
Exhibit "F"        -    Opinion of Counsel of Chem-Met
Exhibit "G"        -    Opinion of Counsel of Perma-Fix



                                viii
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
                   AGREEMENT AND PLAN OF MERGER
                    ____________________________

         THIS AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of the 15th day of March, 1999, among PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Perma-Fix"); PERMA-MET,
INC. a Michigan corporation and a wholly-owned subsidiary of Perma-Fix ("Perma-Met"); CHEM-MET SERVICES, INC., a Michigan corporation ("Chem-Met"); The THOMAS P. SULLIVAN LIVING TRUST, dated September 6, 1978 ("TPS Trust"); The ANN L. SULLIVAN LIVING TRUST, dated
September 6, 1978 ("ALS Trust"); THOMAS P. SULLIVAN, an individual ("TPS"); and ANN L. SULLIVAN, an individual ("ALS"). Collectively, the TPS Trust and the ALS Trust are referred to herein as the "Sullivan Trusts," and TPS and ALS are collectively referred to as the "Sullivans."


                       W I T N E S S E T H:


         WHEREAS, the TPS Trust is the sole and exclusive owner of all of the issued and outstanding capital stock of Chem-Met (the "Chem-Met Common Stock");

         WHEREAS, TPS is the sole trustee and primary beneficiary of the TPS Trust;

         WHEREAS, ALS is the sole trustee and primary beneficiary of the ALS Trust;

         WHEREAS, the Sullivans are husband and wife;

         WHEREAS, Perma-Met is directly or indirectly, a wholly owned subsidiary of Perma-Fix;

         WHEREAS, the Board of Directors of Perma-Fix, Perma-Met and Chem-Met deem it advisable and in the best interest of each corporation and its respective stockholders that Chem-Met merge with and into Perma-Met, with Perma-Met being the survivor, in order to advance the long-term business interest of each corporation;

         WHEREAS, the parties hereto desire that Chem-Met shall be merged with and into Perma-Met, with Perma-Met being the survivor (said transaction being hereinafter referred to as the "Merger") pursuant to a plan of merger (the "Plan of Merger") in which the stockholder of Chem-Met will become a stockholder of Perma-Fix, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with such transactions contemplated hereby;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling of interests;

         WHEREAS, the Board of Directors of Perma-Fix, Perma-Met and Chem-Met have approved and adopted the Merger and this Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:


                             ARTICLE
                                1

                           DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1 "Affiliate" has the meaning set forth in Rule 405 promulgated under the Securities Act, whether or not such is an Affiliate now or becomes an Affiliate after the date hereof.

1.2 "Chem-Con " shall collectively mean Chemical Conservation
    Corporation, a Florida corporation ("Chemical Florida") and
    Chemical Conservation of Georgia, Inc., a Georgia corporation
    ("Chemical Georgia").

1.3 "Chem-Con Agreement " shall mean that certain Agreement and Plan of Merger among Perma-Fix, Perma-Con (as defined below), Chem-Con, the Sullivan Trusts and the Sullivans, dated as of the date of this Agreement, whereby Chemical Florida is to merge with and into Florida Perma-Chem, a wholly owned subsidiary of Perma-Fix, with Florida Perma-Chem being the survivor Chemical Georgia is to merge with and into Georgia Perma-Chem, a wholly owned subsidiary of Perma-Fix, with Georgia Perma-Chem being the survivor.

1.4 "Chem-Con Merger" shall collectively mean the merger of Chemical Florida with and into Florida Perma-Chem, with Florida Perma-Chem being the survivor, and the merger of Chemical Georgia with and into Georgia Perma-Chem, with Georgia Perma-Chem being the survivor, all pursuant to the Chem-Con Agreement.

1.5 "Chem-Fix Settlement Agreement" shall mean that certain settlement agreement regarding the settlement of the American
    Arbitration Association proceeding, No. 54 1990077 92, between Chem-Fix Technologies, Inc. and Chem-Met.

                                2
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1.6 "Chem-Met Common Stock" means the Chem-Met common stock, par value $10.00 per share.

1.7 "Chem-Met Intellectual Property Right" has the meaning as defined in Section 4.8.1 of this Agreement.

1.8 "Closing" has the meaning as specified in Section 2.3 hereof.

1.9 "Closing Date" has the meaning as specified in Section 2.3 hereof.

1.10 "Code" means the Internal Revenue Code of 1986, as amended.

1.11 "Effective Time" shall have the meaning set forth in Section
     2.2 hereof.

1.12 "Environmental Laws" mean all federal, state, county, local and foreign environmental, health, and safety laws, codes, ordinances and all rules and regulations promulgated there-under, including, without limitation, laws relating to management, emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, petroleum products or industrial, solid, toxic or hazardous substances or wastes. Environmental Laws include, without limitation,
     (i) the Federal Water Pollution Control Act ("FWPCA"), 33
     U.S.C. Section 1251, et seq.; (ii) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
     Section 9601, et seq.; (iii) the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901, et seq.; (iv) the Clean Air Act ("Clean Air Act"), 42 U.S.C. Section 7401, et seq; (v) the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 201, et seq.;
     (vi) any and all other analogous state and local statutes;
     and, (vii) all rules and regulations promulgated under any of the foregoing.

1.13 "Employment Agreement" shall have the meaning set forth in
     Section 9.2.4 hereof, a copy of which is attached hereto as Exhibit "A".

1.14 "ERISA" means the Employee Retirement Income Security Act of
     1974, as amended, and the rules and regulations promulgated thereunder.

1.15 "Florida Perma-Chem" shall mean Florida Perma-Chem, Inc., a
     Florida corporation and a wholly owned subsidiary of Perma-
     Fix.

1.16 "Facility" means the Real Property (as defined below) operated and owned by Chem-Met, located at 18550 Allen Road, Wyandotte, Michigan, and described in Exhibit "B" attached hereto.

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1.17     "Four County Landfill" shall mean that certain landfill
         facility located in DeLong, Indiana, known as the "Four County Landfill Site".

1.18 "GAAP" means United States generally accepted accounting prin-ciples.

1.19 "Georgia Perma-Chem" shall mean Georgia Perma-Chem, Inc., a Georgia corporation and a wholly owned subsidiary of Perma-Fix.

1.20 "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial, or local.

1.21 "Laws" mean any and all federal, state and local laws, rules, regulations, codes, orders, ordinances, judgments, injunctions and decrees.

1.22 "Liens" mean all security interests, liens, mortgages, claims, charges, pledges, restrictions, equitable interests, easements, property rights or encumbrances of any nature.

1.23 "Merger" has the meaning as defined in the seventh WHEREAS clause of this Agreement.

1.24 "Mineral Rights" mean the mineral and oil and gas rights, interest and leases, pipelines and pipeline rights of way situated on and under the Real Property.

1.25 "Permitted Encumbrances" means (i) liens listed on Exhibit "C" attached hereto; (ii) liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings; and,
         (iii) such technical imperfections of title and easements, if any, which do not in the sole discretion of Perma-Fix, when considered together, detract materially from the value of, or interfere with, the present or presently proposed use of, any Real Property.

1.26 "Perma-Chem" shall collectively mean Florida Perma-Chem, a Florida corporation and a wholly owned subsidiary of Perma-Fix and Georgia Perma-Chem, a Georgia corporation and a wholly owned subsidiary of Perma-Fix.

1.27 "Perma-Fix Common Stock" means the Common Stock, par value $.001 per share, of Perma-Fix.

1.28 "Quanta" means Quanta Corporation, a Michigan corporation in which all of its issued and outstanding capital stock is owned by the ALS Trust.

1.29 "Real Property" means all real property, land, buildings, improvements and structures owned, leased or used by Chem-Met.


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1.30     "Returns" mean all returns, declaration, reports, estimates, information returns and statements required to be filed with or supplied to any taxing authority in connection with any Taxes.

1.31     "Securities Act" means the Securities Act of 1933, as amended.

1.32 "Shares" means all of the issued and outstanding shares of capital stock of Chem-Met of whatsoever character and description.

1.33     "SEC" means the U.S. Securities and Exchange Commission.

1.34 "Subsidiaries" means all corporations fifty percent (50%) or more of the common stock or other form of equity of which shall be owned, directly or indirectly through one or more intermediaries, by another corporation.

1.35     "Surviving Corporations" has the meaning as defined in Section
         2.4.2 of this Agreement.

1.36 "Taxes" mean all taxes, charges, fees, levies or other assess-ments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, license, payroll and franchise taxes, imposed by any Governmental Auth-ority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

1.37 "10 Acre Tract" means that Real Property described in Exhibit "D" attached hereto.



                            ARTICLE 2

                            THE MERGER

2.1 The Merger. The Merger of Chem-Met with and into Perma-Met. Subject to the terms of this Agreement, Chem-Met shall merge with and into Perma-Met, with Perma-Met being the surviving corporation, in accordance with the applicable provisions of the Michigan Business Corporation Act ("MBCA") and the terms of this Agreement. Chem-Met and Perma-Met agree to the Merger.

2.2 Effective Time of the Merger. Subject to the provisions of this Agreement, at the Closing (as defined below) (i) the Certificate of Merger regarding the Merger, a copy of which is attached hereto as Exhibit "E" (the "Certificate of Merger"), shall be duly executed and acknowledged by Chem-Met and Perma-Met and delivered to and filed with the Secretary of State of Michigan, as provided in the MBCA, on the Closing Date. The Merger shall become effective upon the filing of the Articles of Merger as herein described, or at such time thereafter as shall be provided in the Articles of Merger (the "Effective Time").

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
2.3 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Standard Time, pursuant to the terms of this Agreement on a date to be specified by Perma-Fix and Chem-Met, which shall be no later than five business days after approval of the Merger and the Chem-Con Merger by the shareholders of Perma-Fix entitled to vote thereon (the "Closing Date"), at the offices of Chemical Conversation Corporation, 10100 Rocket Blvd., Orlando, Florida 32824, unless another date, place or time is agreed to in writing by Perma-Fix and Chem-Met.

2.4 Effects of the Merger. At the Effective Time, Chem-Met shall be merged with and into Perma-Met (Chem-Met and Perma-Met are sometimes referred to below as the "Constituent Corporations" and Perma-Met is sometimes referred to herein as the "Surviving Corporation"), with Perma-Met being the survivor and Chem-Met ceasing to exist, (ii) the Articles of Incorporation of Perma-Met immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that at the Effective Time Perma-Met shall change its corporate name to Chem-Met Services, Inc. (iii) the Bylaws of Perma-Met as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and (iv) the purpose of the Surviving Corporation shall be as set forth in Article II of the Articles of Incorporation of Perma-Met immediately prior to the Effective Time.


                            ARTICLE 3

                     CONVERSION OF SECURITIES

3.1 Conversion of Capital Stock.  As of the Effective Time:

    3.1.1 Capital Stock of Perma-Fix. Each share of capital stock of Perma-Fix issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unchanged by the Merger;

    3.1.2 Capital Stock of Perma-Met. Each share of capital stock of Perma-Met issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unchanged by the Merger;

    3.1.3 Chem-Met Capital Stock. Each share of Chem-Met capital stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, be automatically canceled, be null and void and, subject to the terms of this Article 3, all shares of Chem-Met Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of the holder thereof, be exchanged for that number of fully paid and nonassessable shares of Perma-Fix Common Stock determined by dividing $900,000 by the

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           average of the closing sale prices per share of the
           Perma-Fix Common Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for five consecutive trading days ending with the trading day immediately prior to the Effective Time. During the five consecutive trading days ending with the trading day immediately prior to the Effective Time, the Company shall not, and shall cause its officers and directors to not, buy or sell any Perma-Fix Common Stock over the NASDAQ or the Boston Stock Exchange.

    3.1.4 Chem-Met Treasury Stock. All shares of Chem-Met Common Stock that are owned by Chem-Met as treasury stock, if any, shall be canceled and retired and shall cease to exist and no Perma-Fix Common Stock or other consideration shall be delivered in exchange therefor.

3.2 Dissenters Rights. The holders of all issued and outstanding shares of Chem-Met Common Stock are parties to this Agreement and they each agree, represent and warrant that none of them shall exercise or attempt to exercise any dissenters rights, right of appraisal or similar rights provided for under the MBCA.

3.3 Exchange of Certificates. The procedures for exchanging outstanding shares of Chem-Met Common Stock for Perma-Fix
    Common Stock pursuant to the Merger are as follows:

    3.3.1 Exchange. As of the Effective Time, Perma-Fix shall deliver to the TPS Trust certificates representing the shares of Perma-Fix Common Stock ( the "Exchange Certificates") issuable pursuant to Section 3.1.2 in exchange for outstanding shares of Chem-Met Common Stock.

    3.3.2 Exchange Procedures. At the Effective Time, the TPS Trust, being the sole beneficial and record owner of all of the issued and outstanding shares of capital stock of Chem-Met, shall surrender to Perma-Fix all certificates representing all of the issued and outstanding shares of capital stock of Chem-Met (the "Certificates"), duly and validly endorsed, in blank, with signatures guaranteed by a national bank or investment banking firm, for cancellation, and, subject to the terms and conditions of this Agreement, the TPS Trust, being the sole and exclusive holder of any and all such Certificates shall be entitled to receive in exchange for all of the shares of Chem-Met Common Stock a certificate representing that number of whole shares of Perma-Fix Common Stock which such holder has the right to receive pursuant to the provisions of Section
           3.1.3 hereof, and the Certificates shall immediately be canceled at the Effective Time. Until surrendered as contemplated by this Section 3.3.2, the Certificates representing shares of Chem-Met Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Perma-Fix Common Stock as contemplated by Section 3.1.3 hereof.


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    3.3.3  No Further Ownership Rights in Chem-Met Common Stock.
           All shares of Perma-Fix Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Chem-Met Common Stock. From and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporations of the shares of Chem-Met Common Stock which were outstanding immediately prior to the Effective Time.

    3.3.4 No Fractional Shares. No certificate or scrip representing fractional shares of Perma-Fix Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Perma-Fix.

    3.3.5 No Liability. Neither Perma-Fix nor Chem-Met shall be liable to any holder of shares of Chem-Met Common Stock or Perma-Fix Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    3.3.6 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as such Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Perma-Fix will issue in exchange for such lost, stolen or destroyed Certificate the shares of Perma-Fix Common Stock and unpaid dividends and distributions on shares of Perma-Fix Common Stock deliverable in respect thereof pursuant to this Agreement.


                            ARTICLE 4

        REPRESENTATIONS AND WARRANTIES OF THE ALS TRUST,
               THE TPS TRUST, ALS, TPS AND CHEM-MET

         The ALS Trust, the TPS Trust, ALS, TPS, and Chem-Met, jointly and severally, represent and warrant to Perma-Fix and Perma-Met that, as of the date of this Agreement and as of the Closing, the following:

4.1 Organization of the Sullivan Trusts. The Sullivan Trusts are valid trusts. ALS is the primary beneficiary under the ALS

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    Trust, and ALS is the sole trustee under the ALS Trust.  TPS is the primary beneficiary of the TPS Trust, and TPS is the sole trustee under the TPS Trust. ALS, as sole trustee under the ALS Trust, and TPS, as sole trustee under the TPS Trust, have full power, authority and capacity to enter into this Agreement and to perform any and all obligations and covenants of the ALS Trust and the TPS Trust under this Agreement.

4.2 Organization of Chem-Met. Chem-Met is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power to own its properties and to carry on its bus-iness as is now being conducted. Chem-Met is duly qualified and in good standing as a foreign corporation in each juris-diction in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification necessary. A list of all such jurisdictions, separately shown and indicated, is set forth on Schedule "A" attached hereto.

4.3 Capital Stock of Chem-Met. The authorized capital stock of Chem-Met consists solely of five thousand (5,000) shares of Chem-Met Common Stock, of which one hundred (100) shares are issued and outstanding and all of such issued and outstanding shares of Chem-Met Common Stock are owned of record and beneficially by the TPS Trust. No shares of Chem-Met Common Stock are held in treasury or reserved for issuance at a later date. All of the issued and outstanding shares of Chem-Met Common Stock are (i) validly authorized and issued, (ii) fully paid and nonassessable and (iii) free and clear of any and all Liens. Subsequent to September 30, 1998, Chem-Met has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of their respective outstanding capital stock or agreed to take any such action. There are no outstanding contractual obligations of Chem-Met to repurchase, redeem or otherwise acquire any of its respective outstanding shares of capital stock. There are no outstanding agreements, options, warrants or rights to subscribe for or purchase from or otherwise receive from Chem-Met or the TPS Trust or any other party any of Chem-Met's capital stock or other securities of any kind or description of Chem-Met.

4.4 Ownership Interests in Securities. Set forth on Schedule "B" attached hereto is a list of all equity or ownership interests in, and all bonds and debentures of, other business enter-prises which Chem-Met owns and such Schedule indicates any such interests which are held subject to any legal, contrac-tual or other limitations or restrictions on the right to resell the same.



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4.5 Financials.

    4.5.1 Financial Statements. Chem-Met has previously furn-ished Perma-Fix with a true and correct copy of the audited financial statements of Chemical Florida, Chemical Georgia, Chem-Met and their Subsidiaries on a combined basis for the fiscal year ended September 30, 1998 ("Audited Financial Statements"), consisting of, among other things (i) a balance sheet as of September 30, 1998, and (ii) statement of income and related earnings for the fiscal year ended
           September 30, 1998. The above-referenced Audited Financial Statements are true, correct and complete in all material respects and correctly present the finan-cial conditions and results of operations of Chemical Florida, Chemical Georgia, Chem-Met and their Subsidiaries on a combined basis as of the date thereof. For the purposes of this Agreement, the Audited Financial Statements shall be deemed to include any notes to such financial statements. The Audited Financial Statements have been prepared in conformity with GAAP, consistently applied throughout the periods indicated and on a basis consistent with prior periods.

    4.5.2 Liabilities. Except as set forth in Schedule "C" attached hereto, Chem-Met does not have any liabilities or obligations either accrued, absolute, contingent, known or unknown, matured or unmatured, or otherwise, which have not been:

           4.5.2.1   reflected in the Audited Financial Statements;
                     or

           4.5.2.2 incurred consistent with past practices of Chem-Met in the ordinary and normal course of Chem-Met's business since September 30, 1998.

    4.5.3 Net Worth. Except as set forth in Schedule "C" attached hereto, there are no claims against or liabil-ities or obligations of, or any legal basis for any claims against or liabilities or obligations of, Chem-Met which might result in a material reduction in the net worth of Chem-Met from that shown in the Audited Financial Statements or any material charge against net earnings of Chem-Met.

    4.5.4 Transactions Since September 30, 1998. Except as set forth on Schedule "D", between September 30, 1998, and the date of this Agreement, Chem-Met has not engaged in any material transaction not in the ordinary and normal course of business and, except as set forth on such Schedule "D", there has not been, occurred or arisen since September 30, 1998:

           4.5.4.1 any material adverse change in the financial condition or in the operations of the business of Chem-Met from that shown on the Audited
                     Financial Statements; or

           4.5.4.2 any damage or destruction in the nature of a casualty loss, or interference with its business from such loss or from any labor dispute or court or governmental action, order

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
                     or decree, whether covered by insurance or not, materially and adversely affecting the properties or business of Chem-Met; or

           4.5.4.3 any increase, except increases given in accordance with prior practice, in the com-pensation payable or to become payable by Chem-Met to any of Chem-Met's employees or any increase in the benefits, regardless of amount, in any bonus, insurance, pension or other plan, program, payment or arrangement with respect to employee benefits made to, for or with any officers or employees; or

           4.5.4.4 any extraordinary loss (as defined in Opinions No. 9 and No. 30 of the Accounting Principles Board of American Institute of Certified Public Accountants) suffered by Chem-Met which is material to Chem-Met, or any waiver by Chem-Met of any rights which are material to Chem-Met.

4.6 Tax and Other Returns, Reports and Pooling of Interest.

    4.6.1 Tax Returns. All federal, state, local, foreign, personal property, real property and foreign tax returns required to be filed by the TPS Trust and Chem-Met have been timely filed with the appropriate govern-mental agencies in all jurisdictions in which such returns and reports are required to be filed.

    4.6.2 Payment of Taxes. All federal, state, local and foreign taxes (including interest and penalties), due from the TPS Trust and Chem-Met (i) have been fully paid, or (ii) are being contested in good faith by appropriate proceedings and are disclosed on Schedule "E" attached hereto.

    4.6.3 Waiver of Statute of Limitations. No waivers of statutes of limitation in respect of any Returns or tax reports have been given or requested, except as shown on such Schedule "E".

    4.6.4 Tax Deficiencies. There are no potential tax defic-iencies which may arise from issues which have been raised or which have not yet been raised but which might reasonably be expected to be raised by the Internal Revenue Service ("IRS") or any other taxing authority that have not been disclosed on Schedule "E" and may reasonably be expected to have a material adverse effect on Chem-Met

    4.6.5 Pooling of Interests. To the best of their knowledge, after consulting with its independent auditors, none of Chem-Met, the Sullivans, the Sullivan Trusts nor any of their Affiliates has taken or agreed to take any action which would (i) prevent Perma-Fix from accounting for the business combination to be effected by the Merger

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           as a pooling of interests or (ii) prevent the Merger
           from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

4.7 Property.

    4.7.1 Assets. Except as disclosed in Schedule F attached hereto: Chem-Met owns and has good and marketable title in and to all of the assets used by it in the operation or conduct of its business, or required by Chem-Met for the normal and ordinary conduct of their business, free and clear of any and all Liens, except for Permitted Encumbrances.

    4.7.2 Real Property. Schedule "F" attached hereto lists all Real Properties owned by Chem-Met. Chem-Met has good and marketable title in fee simple to all of the Real Property owned by it, free and clear of any and all Liens, except for Permitted Encumbrances, and have access thereto such as is reasonable to permit the present or presently proposed use of any such properties. Schedule "F" indicates which of the pro-perties listed is covered by a title insurance policy and a description of each such title insurance policy is set forth on Schedule "F". The Real Property owned by Chem-Met contains no encroachments on abutting pro-perty, public or private, and no material encroachments by others on either of their properties. Chem-Met owns all of the Mineral Rights under the Real Property owned by them.

    4.7.3 Leases. Schedule "F" sets forth a true and complete list of each lease of real or personal property exe-cuted by or binding upon Chem-Met, as lessee, sub-lessee, tenant or assignee setting forth in each case a brief description of the property covered by the lease, the rental and the terms thereunder. Each lease is in full force and effect, without any default or breach thereof by any party thereto. No consent of any landlord, lessor or any other party is required under any such lease to keep such lease in full force and effect without being terminable or in default after the execution and delivery of this Agreement and consum-mation of the transactions contemplated by this Agree-ment. True and complete copies of all leases required to be listed on Schedule "F", including all amendments, addenda, waivers and all other binding documents, have heretofore been delivered to Perma-Fix.

    4.7.4 Notice. Except as set forth on Schedule "F", none of Chem-Met, any of the Sullivan Trusts nor any of the Sullivans has received actual or constructive notice of any violation of any zoning, use, occupancy, build-ing, or environmental statute, ordinance, regulation, order, or other law or requirement affecting or relating to any activities performed at any time on any Real Property. None of the Sullivan Trusts, the Sullivans nor Chem-Met has any knowledge of any past, present, or future events, conditions, circumstances, activities, incidents, actions, or plans that may in any way interfere with or limit the continued use of said Real Property for all present or presently proposed use of said Real Property.

    4.7.5 Personal Property. Chem-Met owns the full right and interest and has good and marketable title in and to all material personal and intangible property used by Chem-Met in the conduct of Chem-Met's business and none of such personal and intangible property is subject (i) to any contracts of sale, or (ii) to any Liens, except for Permitted Encumbrances.

    4.7.6 Notice from Insurance Carrier. None of the Sullivans, the Sullivan Trusts, nor Chem-Met has received any notice of, or writing referring to, any requirements or recommendations by any insurance company which has issued a policy covering any part of the Real Property requiring or recommending any repairs or work or other action being taken on any part of the Real Property, except as otherwise disclosed in Schedule "F". All utilities required for the operation of the Real Property in the manner currently operated by Chem-Met are installed and operating, and all installation and connection charges have been paid in full or provided for.

4.8 Intellectual Property.

    4.8.1 Ownership. Schedule "K" attached hereto is a true and complete list of all patents, trademarks, trade names, service marks, copyrights, web domain addresses, mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights, mask works, web domain addresses, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that Chem-Met is licensed or otherwise possesses legally enforceable rights to use and are necessary to conduct the business of Chem-Met as currently conducted, or planned to be conducted , the absence of which would be reasonably likely to have a material adverse effect upon Chem-Met (the "Chem-Met Intellectual Property Rights"). None of the Chem-Met Intellectual Property Rights is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting the use of such Chem-Met Intellectual Property Rights, and to the best of their knowledge none infringes on, or is being infringed by, other intellectual property rights of any other person or entity. Chem-Met has promulgated and used commercially reasonable efforts to enforce and maintain any reasonably necessary trade secret or confidentiality measures regarding the Chem-Met Intellectual Property Rights. Chem-Met has not given and is not bound by an agreement or indemnification regarding Chem-Met Intellectual Property Rights in connection with any property or service produced, used or sold by Chem-Met.

    4.8.2 No Breach of License. Neither the TPS Trust nor Chem-Met is, or will as a result of the execution and delivery of this Agreement or the performance of their respective obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Chem-Met Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Chem-Met is a party and pursuant to which Chem-Met is authorized to use any third party patents, trademarks or copyrights ("Chem-Met Third Party Intellectual Property Rights"), including software which is used in the manufacture of, incorporated in, or forms a part of any product sold or services rendered by or expected to be sold or services rendered by Chem-Met, the breach of which would be reasonably likely to have a material adverse effect upon Chem-Met, except as disclosed in Schedule "K" hereof.

    4.8.3 Year 2000 Issues. Schedule "S" hereof identifies each "Year 2000" audit, report or investigation that has been performed by or on behalf of Chem-Met with respect to their business and operations, and Chem-Met has provided to Perma-Fix true and correct copies of all such audits, reports or investigations. Except as set forth in such audits, reports and investigations, neither the Sullivans, the Sullivan Trusts nor Chem-Met are aware of any failure to be Year 2000 Compliant of
           (i) any software products sold or licensed by Chem-Met to third parties or (ii) any computer software products used by or licensed to Chem-Met from third parties for internal use by Chem-Met. For purposes of this Agreement, "Year 2000 Compliant" means, with respect to each software product referred to in the prior sentence, that such system (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of century, (y) date data, including date data which represents or references different centuries or more than one century or (z) the occurrence of any particular date; in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system which are not owned or licensed by Chem-Met correctly exchange date data with or provide data to such system. Chem-Met has not provided any guarantee or warranty for any product sold or licensed, or services provided, by Chem-Met to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000 or (ii) will not be adversely affected with respect to functionality, operability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000. Chem-Met has performed audits regarding its primary suppliers, customers, creditors and financial service organizations with which they have substantial interaction ("Outside Persons") and has determined that all of these Outside Persons are substantially Year 2000 Compliant to the extent that there will be no material adverse effects to Chem-Met resulting from a failure of such Outside Persons to be Year 2000 Compliant. In addition, Schedule "S" shall set forth in detail the status of Chem-Met's efforts to address the Year 2000 issues relating to Chem-Met and such Outside Persons.

4.9 Agreements, Contracts and Commitments.

    4.9.1  Contracts.  Except as set forth on Schedule "G", Chem-
           Met is not a party to or bound by:

           4.9.1.1 any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations;

           4.9.1.2 any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrange-ments;

           4.9.1.3 any employment agreement, contract or commit-ment with an employee;

           4.9.1.4 any agreement of guaranty or indemnification running from Chem-Met to any person or entity, including, but not limited to, any Affiliate, other than guarantees or indemnifications in the ordinary course of Chem-Met's business relating solely to indemnification of certain of its customers due to Chem-Met's disposal of waste generated by such customers at permitted disposal facilities not affiliated with Chem-Met;

           4.9.1.5 any agreement, contract or commitment which would reasonably be expected to have a material adverse impact on the business of Chem-Met;

           4.9.1.6 any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of Chem-Met or any other outstanding securities of Chem-Met;

           4.9.1.7 any agreement, contract or commitment con-taining any covenant limiting the freedom of Chem-Met to engage in any line of business or compete with any person;

           4.9.1.8 any agreement, contract or commitment relating to capital expenditures in excess of ten thousand dollars ($10,000.00) and involving future payments;

           4.9.1.9 any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise;

           4.9.1.10 any contract with the Department of Defense or any other department or agency of the United States Government, or to any subcontract under any such contract, which is subject to renegotiation under the Renegotiation Act of 1951, as amended; or

           4.9.1.11 any agreement, contract or commitment not made in the ordinary course of business which involves Ten Thousand Dollars ($10,000) or more or has a remaining term of one (1) year or more from December 31, 1998, or is not cancelable on thirty
                     (30) days or less notice without penalty. Chem-Met has not breached, and there is not any claim, or, to the best of Chem-Met's or the Sullivans or the Sullivan Trusts' knowledge, any claim that Chem-Met has breached any of the terms or conditions of any agreement, contract or commitment set forth in this Agreement or in any of the Schedules attached hereto or of any other agreement, contract or commitment, if any such breach or breaches in the aggregate could result in the imposition of damages or the loss of benefits in an amount or of a kind material to Chem-Met.

    4.9.2 Written List. Attached hereto as Schedule "H" is a written list of all contracts, leases, agreements and instruments which are in any single case of material importance to the conduct of the business of Chem-Met, together with true and correct copies of each document requested by Perma-Fix and a written description of each oral arrangement so listed. Without limiting the generality of the foregoing, the aforesaid list includes all the contracts, agreements and instruments of the following types to which Chem-Met is a party, or by which it is bound (without regard to whether such contracts, agreements and instruments are material):

           4.9.2.1 leases of, and contracts for, the purchase or sale of Real Property;

           4.9.2.2 labor union contracts together with a list of all labor unions representing or, to their best knowledge, attempting to represent employees of Chem-Met;

           4.9.2.3 pension, retirement, profit-sharing, bonus, stock purchase, stock option, hospitalization or insurance plans (and certificates or other documents issued thereunder) or vacation pay, severance pay and other similar benefit arrangements for officers, directors, employees or agents;


           4.9.2.4 employment contracts or agreements, contracts with other persons engaged in sales or service activities, advertising contracts and brokering contracts which are not terminable by Chem-Met without liability upon termination notice of thirty (30) days or less;

           4.9.2.5 written or oral agreements, understandings and arrangements with officers, directors, employees, shareholders, agents, or Affiliates of Chem-Met, the Sullivans or the Sullivan Trusts relating to present or future compensa-tion of, or other benefits available to, such persons;

           4.9.2.6 contracts, and other arrangements of any kind, whether oral or written, with any director, officer, employee, trustee, stockholder or Affiliate of Chem-Met, the Sullivans or the Sullivan Trusts or to which any director, officer, employee or Affiliate of Chem-Met is a party;

           4.9.2.7 contracts, purchase orders and other arrange-ments of any nature involving an expenditure of Five Thousand Dollars ($5,000.00) or more not made in the ordinary course of business or which involve an unperformed commitment, under contracts not otherwise disclosed hereunder, in excess of Twenty-Five Thousand Dollars ($25,000.00); and

           4.9.2.8 indentures, loan agreements, notes, mortgages, conditional sales contracts, and other agreements for financing.

4.10  No Breach of Statute or Contract; Governmental Authorizations.

      4.10.1 No Violation. Neither the execution and delivery of this Agreement by Chem-Met, the Sullivans or the Sullivan Trusts nor the performance or compliance by the Chem-Met, the Sullivans or the Sullivan Trusts with any of the terms and provisions of this Agreement will violate any Laws of any governmental agency or auth-ority, domestic or foreign, or will at the Closing con-flict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority, domestic or foreign, to which any of Chem-Met, the Sullivans or the Sullivan Trusts may be subject to, or bound by, or of any agreement or instrument to which Chem-Met, the Sullivans or the Sullivan Trusts is a party or by which any of them is bound, or constitute a default there-under, or result in the creation of any Liens upon the

             Chem-Met Common Stock or any of the property or assets of Chem-Met, or cause any acceleration of maturity of any obligation or loan, or give to others any interest or rights, including rights of termination or cancella-tion, in or with respect to any of the properties, assets, agreements, contracts, or business of Chem-Met, the Sullivans or the Sullivan Trusts or cause any acceleration or termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts or business of Chem-Met, the Sullivans or the Sullivan Trusts.

     4.10.2 Permits and Licenses. Schedule "I" attached hereto is a true and complete list of all permits, licenses and franchises presently held by, or used in connection with, the normal and ordinary business of Chem-Met and all applications for any of the foregoing filed by Chem-Met, the Sullivans or the Sullivan Trusts relating to the business of Chem-Met with any Governmental Authority. All permits, licenses and franchises used by Chem-Met to conduct Chem-Met's business are in the name of Chem-Met none are in the name of any other party.

     4.10.3 Reports. Schedule "I" is a true and complete list of all reports made by, or with respect to Chem-Met, the Sullivans or the Sullivan Trusts since September 30, 1998, except as otherwise furnished pursuant to this Agreement, to or from the Federal Trade Commission ("FTC"), Environmental Protection Agency ("EPA"), Equal Employment Opportunity Commission ("EEOC"), reports under the Occupational Safety and Health Act ("OSHA"), the Department of Labor, Michigan Department of Environmental Quality and all other state or federal government agencies or departments, and tax returns to, tax rulings from, and tax audit reports from the IRS, relating in any manner to the business of Chem-Met.

     4.10.4 Violation of Law. Except as disclosed in Schedule "I", none of Chem-Met, the Sullivans nor the Sullivan Trusts is in violation of any Laws, (including, but not limited to, Environmental Laws), which violation might have a material adverse effect on Chem-Met or the business of Chem-Met or the financial condition or operations of Chem-Met, and none of the Real Property owned or leased by Chem-Met is contaminated or requires remediation of any kind as a result of being contaminated.

     4.10.5 Permits under Environmental Laws. Chem-Met has obtained, presently holds and has adhered to all permits, licenses, and other authorizations required under federal, state, and local laws (including, but not limited to, any and all Environmental Laws), (i) which are necessary for, or material to, the conduct of Chem-Met's business as such business is currently being operated, including, but not limited to, any and all permits and licenses required under the Environmental Laws for Chem-Met to conduct Chem-Met's business as currently conducted, and (ii) such other permits, licenses and other authorizations relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contam-inants (chemicals or industrial or toxic wastes into the environment including, without limitation, ambient air, surface waste, groundwater, soil or land), or otherwise relating to the manufacture, processing, recycling, reclamation, distribution, use, treatment, storage, disposal, transport, or handling of pollut-ants, contaminants, chemicals, petroleum products, or industrial or solid or toxic wastes or radioactive materials, except as disclosed in Schedule I attached hereto. Chem-Met is in compliance with all terms and conditions of all such required permits, licenses and other authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, re-quirements, obligations, schedules, and timetables contained in such Environmental Laws, except as disclosed in Schedule I attached hereto. None of Chem-Met, the Sullivans nor the Sullivan Trusts after due inquiry, has any knowledge of any past, present, or future events, actions, or plans that may interfere with or prevent full compliance or continued full com-pliance as described above, or that may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation related to the manufacture, processing, recycling, reclamation, distribution, use, treatment, storage, disposal, transport or threatened release of, any pollutant, contaminant, chemical or industrial or solid or toxic waste or radioactive materials.

     4.10.6 Other Permits. Except as set forth in Schedule "I", neither the execution and delivery of this Agreement nor the consummation thereof will violate any of the terms of any of the permits, licenses, approvals and
            authorities held by   Chem-Met or cause the termination
            or cancellation of any of the permits, licenses, approvals and authorities held by Chem-Met. None of Chem-Met, the Sullivans nor the Sullivan Trusts has received official notice that Chem-Met is in violation of any law, regulation, ordinance or rule applicable to them or their operations.

4.11 No Litigation or Adverse Effects. Except as set forth in Schedule "J", there is no suit, action or legal, administra-tive, arbitration, or other proceeding, or governmental investigation, or any change in the zoning, use, occupancy or building ordinances affecting the real property or any lease-hold interests of Chem-Met pending or, to the best of their knowledge threatened, which could adversely affect the financial condition, results of operations or business, assets or properties of Chem-Met, or the conduct of business of Chem-Met. Further, there is no suit, action or legal, administrative, arbitration, governmental investigation or other proceeding against Chem-Met, or to the best of their knowledge threatened, involving any claims based upon negli-gence, product warranties, product liability or any other type of claim (including, but not limited to, those arising under any Environmental Laws) exceeding potential liability (including costs of defense and attorneys' fees), whether or not covered by insurance, in an amount in excess of Ten Thousand Dollars ($10,000.00) with respect to the individual suit, action, proceeding or investigation, or potential liability (including costs of defense and attorneys' fees) of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate of all such suits, actions, proceedings or investigations, except
         (a) workers' compensation, automobile accident and other routine claims wholly covered by existing insurance (including costs of defense and attorneys' fees) and (b) as set forth in Schedule "J" hereto.

4.12 Authorization, Execution and Delivery of Agreement. Each of Chem-Met, the Sullivans and the Sullivan Trusts has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and the performance of this Agreement by Chem-Met, the Sullivans and the Sullivan Trusts have been duly and validly authorized and approved by all requisite corporate action on the part of Chem-Met and all requisite action of the trustees under the Sullivan Trusts, and this Agreement constitutes the valid and binding agreement and obligation of Chem-Met, the Sullivans and the Sullivan Trusts enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of similar import.

4.13 Ability to Conduct the Business. None of Chem-Met, the Sullivans nor the Sullivan Trusts is subject to, or bound by, any judgment, order, writ, injunction or decree of any court or of any governmental body or agency or of any arbitrator which could prevent the execution, delivery or performance of this Agreement or the use by Chem-Met of assets owned, leased or used by Chem-Met, or the conduct of Chem-Met's business, as presently conducted by Chem-Met, in accordance with present practices, after the Closing. None of Chem-Met, the Sullivans nor the Sullivan Trusts is a party to, bound by, or a bene-ficiary of, any agreement which could prevent the use of assets material to Chem-Met or the conduct of business as currently conducted by Chem-Met in each case after the Closing.

4.14 Disclosure. No representation or warranty by Chem-Met, the Sullivans or the Sullivan Trusts contained in this Agreement and no statement contained in any certificate, list, disclosure schedule, exhibit or other instrument furnished, or to be furnished, to Perma-Fix or Perma-Chem pursuant hereto, contains or will contain any untrue statement of a material fact or omits, or will omit, to state a material fact necessary to make the statements contained therein not misleading.

4.15 Broker's or Finder's Fee. No agent, broker, person or firm acting on behalf of the Chem-Met, the Sullivans and/or the Sullivan Trust or under the authority of Chem-Met, the Sullivans and/or the Sullivan Trusts is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with this Agreement or any of the transactions contemplated herein, except the Sullivans have retained WHCA Partners as an agent or firm acting on behalf of the Sullivans and the Sullivan Trusts in connection with this Agreement and the transactions contemplated herein. The Sullivans and the Sullivan Trusts shall pay to WHCA Partners any and all fees due to WHCA Partners in connection with this Agreement and the transactions contemplated by this Agreement. Chem-Met shall pay any expenses to WHCA Partners for work performed by WHCA Partners on behalf of Chem-Met prior to

         November 5, 1998; provided however, Chem-Met shall not pay any commissions or fees due to WHCA Partners in connection with this Agreement or the transactions contemplated by this Agreement.

4.16 Insurance. Chem-Met has in full force and effect policies of insurance of the types, including insurance policies under which Chem-Met officers, directors and Affiliates or any of them, in such capacity, is named insured, and in the amounts and with insurance carriers as set forth in Schedule "L" attached hereto, and will continue all of such insurance in full force and effect up to and until the Closing. The amounts and types of such insurance policies and the insurance carriers issuing such policies fully meet Chem-Met's con-tractual, legal or regulatory commitments and are fully adequate to insure against risks to which Chem-Met is normally exposed in the operation of its businesses and as required by Governmental Authority and the Environmental Laws.

4.17 Completeness of Documents -- Chem-Met. The copies of the Articles of Incorporation and Bylaws of Chem-Met, and of all leases, instruments, agreements or other documents (including all Schedules and documents delivered pursuant to this Agree-
         ment) which have been or will be delivered to Perma-Fix pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be true, complete and correct.

4.18 Completeness of Documents -- Sullivan Trusts. The copies of the organizational documents of the Sullivan Trusts, which have been or will be delivered to Perma-Fix pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby, are, or if not now delivered, will when delivered, be true, complete and correct.

4.19 Disposition of Assets. Since September 30, 1998, Chem-Met has not made any sale or other disposition of any of their pro-perties or assets or surrendered any of their rights with respect thereto, or made any additions to their properties or assets, or entered into any agreements, or entered into any other transaction, except in each instance in the ordinary course of business or as set forth in Schedule "M" attached hereto, and no such sale, disposition, surrender, addition, agreement or transaction set forth in such Schedule "M" has any material adverse effect upon the results of operations or financial condition of Chem-Met or Chem-Met's ability to conduct Chem-Met's business as currently conducted.

4.20 Obligations to Employees. All obligations of Chem-Met and/or any of its Affiliates, whether arising by operation of law, contract, agreement, or otherwise, for payments to trusts or other funds or to any governmental agency or to any employees, directors, officers, agents, or any other individual (or any of their respective heirs, legatees, beneficiaries, or legal representatives) with respect to profit-sharing, pension or retirement benefits, or any other employee benefit of any kind whatsoever relating to Chem-Met or any of its employees, have been paid. All legally enforceable obligations of Chem-Met, whether arising by operation of law, contract, agreement, or otherwise, for bonuses or other forms of compensation or benefits which are, or may become, payable to its employees, directors, officers, agents, or any other individual (or their respective heirs, legatees, beneficiaries or legal representative) relating to Chem-Met or any of the employees of Chem-Met with respect to periods ending on or before the Closing have been paid, or adequate accruals for payment thereof are reflected on the Audited Financial Statements.
         Neither Chem-Met nor any of its Affiliates has any accumulated funding deficiencies, as such term is defined in the Employee Retirement Income Security Act of 1974 ("ERISA") and in the
         Code with respect to any employee benefit plan as defined in ERISA maintained or established for employees of Chem-Met.
         Chem-Met has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") other than for the payment of insurance premiums all of which have been paid when due, the IRS or the Department of Labor ("DOL") with respect to any such employee benefit plan that affects, or might affect Chem-
         Met, and does not have any withdrawal liability with respect to any multiemployer pension plan ("Multiemployer Plan") which is subject to the Multiemployer Pension Plan Amendments Act of 1980. The consummation of this Agreement will not result in either a complete or partial withdrawal from any of the Multiemployer Plans. All of the employee benefit plans of which Chem-Met or any Affiliate of Chem-Met is the plan sponsor relating to Chem-Met or any of their employees have been amended as, when and to the extent necessary to comply with and qualify under the applicable provisions of the Code;
         and all such employee benefit plans have been administered in accordance with the applicable provisions of the Code and ERISA. Except as indicated on Schedule "N", any employee benefit plans relating to Chem-Met or any of their employees which are pension benefit plans have received, or have applied for and expect to receive, determination letters from the IRS to the effect that such plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and, no amendments have been made to any such employee benefit plans other than those covered by such determination letters or applications for such determination letters with respect to such amendments which have been timely filed with the IRS. No determination letter received with respect to any employee benefit plan relating to Chem-Met or any of its employees has been revoked nor has revocation been threatened. Each of the employee benefit plans have been administered at all times and in all respects in accordance with their respective terms. There are no pending investiga-tions by any Governmental Authority involving any employee benefit plans relating to Chem-Met or any of its employees, no deficiency or termination proceedings involving such employee benefit plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the employee benefit plans), suits or proceedings against any such employee benefit plan or asserting any rights or claims to benefits under any such employee benefit plan nor are there any facts which could give rise to any liability in the event of any such investigation, claim, suit or proceeding. Neither the employee benefit plans nor any trusts created thereunder relating to Chem-Met or to any of their employees, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of the ERISA); and has not experi-enced any reportable event within the meaning of ERISA or other event or condition which presents a material risk of termination of any such employee benefit plan by the PBGC, has had any tax imposed upon it by the IRS for any alleged viola-tion under Section 4975 of the Code, or has engaged in any trans-action which might subject Chem-Met or any such employee benefit plan to any liability for such tax. The terms of any such employee benefit plans comply with ERISA and the Code in all respects, and, any and all reporting and disclosure requirements of ERISA or the Code and the DOL with respect to any such employee benefit plan have been timely met. The information supplied to the actuary by Chem-Met, the Sullivans or the Sullivan Trusts for use in preparing those reports was complete and accurate and none of Chem-Met, the Sullivans nor the Sullivan Trusts has reason to believe that the conclusions expressed in such reports are incorrect. In the event of termination of any employee benefit plan of Chem-Met or any of its Affiliates relating to Chem-Met or to any of their employees, there will be no liability of Chem-Met or the plan with respect to the providing of benefits accrued thereunder subject to future variations in levels of compensation assuming continued investment returns at rates actuarially predicted. Further, if termination (whether complete or partial) of any plan has occurred, then, all liabilities with respect thereto have been satisfied in full and no present liability exists with respect to any such prior termination. Schedule "N" also includes a list of any and all pension or benefit obligations of Chem-Met and/or its Affiliates which have not been fully funded.

4.21 Condition of Plant, Machinery and Equipment. Except as set forth on Schedule "O", all of the items of the property, plant and equipment owned, operated or leased by Chem-Met is, in all material respects, in good condition and repair, reasonable wear and tear excepted, and Chem-Met agrees to maintain such items in good operating condition until the Closing. Casualty losses to such property, plant and equipment are covered by insurance with normal industry deductibles being applicable.

4.22 Books of Account. Chem-Met has maintained its books of account in accordance with GAAP, applied on a consistent basis with prior periods.

4.23 Stock Redemptions. There are no shares of Chem-Met Common Stock which are subject to redemption or purchase in lieu of redemption, which prior to September 30, 1998, were not paid for in full. From September 30, 1998, through the date of this Agreement, Chem-Met has not purchased or redeemed or entered into any agreement to purchase or redeem any Chem-Met Common Stock.

4.24 Minute Books. Chem-Met have maintained their corporate minute books and all such books are current.

4.25 Indebtedness of Shareholders, etc. Except as set forth on Schedule "P", none of the shareholders, Affiliates, officers, directors or employees of Chem-Met is (i) indebted to Chem-Met, and Chem-Met is not indebted to their Affiliates, share-holders or any of their officers, directors or employees, (ii) a party to or has any interest in a material contract, agree-ment or lease with Chem-Met or in which Chem-Met is a party to or bound by, or (iii) a customer or supplier of Chem-Met, which during any one of the preceding three (3) years supplied to or purchased from Chem-Met a amount of property or services exceeding Ten Thousand Dollars ($10,000.00) in any one (1) year.

4.26 Business Prospects. Since September 30, 1998, there has not occurred any event or other occurrence which might have a material adverse effect on the business or business prospects of Chem-Met.

4.27 Bank Accounts; Powers of Attorney. Schedule "Q" attached hereto sets forth each bank account and borrowing resolution authorizing officers or agents of Chem-Met to borrow money and lists the persons authorized to transact business on behalf of Chem-Met with respect to each such account or borrowing reso-lution. Schedule "Q" also lists all powers of attorney granted by Chem-Met to any other person.

4.28 Sensitive Payments. Chem-Met has not made or received, and to their best knowledge, after reasonable due inquiry, none of their officers, directors, employees, agents, shareholders or other representative of Chem-Met or any person acting on behalf of Chem-Met, has made or received, directly or indirectly, any bribes, kickbacks, illegal political contri-butions with corporate funds, improper payments from corporate funds that are falsely recorded on the books and records of Chem-Met, payments to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business.


                            ARTICLE 5

             ADDITIONAL REPRESENTATIONS, WARRANTIES
      AND COVENANTS OF THE SULLIVANS AND THE SULLIVAN TRUSTS

         The Sullivans and the Sullivan Trusts, jointly and severally, provide to Perma-Fix the following additional repre-sentations, warranties and covenants:

5.1 Affiliate Status. Upon the execution of this Agreement, Chem-Met, the Sullivans and the Sullivan Trusts will provide Perma-Fix with a list of those persons who are, in Chem-Met's reasonable judgment, "Affiliates" of Chem-Met within the meaning of Rule 145 as promulgated under the Securities Act ("Rule 145") (each such person who is an "affiliate of Chem-Met within the meaning of Rule 145 is referred to as a "Chem-Met Affiliate"). Chem-Met, the Sullivans and the Sullivan Trusts shall provide Perma-Fix with such information and documents as Perma-Fix shall reasonably request for purposes of reviewing such list and shall notify Perma-Fix in writing regarding any change in the identity of the Chem-Met Affiliates prior to the Closing Date.

5.2 Rule 145. The Sullivans and the Sullivan Trusts will not offer, sell, pledge, hypothecate, transfer or otherwise dispose of, or reduce their interest in or risk relating to, any of the shares of Perma-Fix Common Stock issued to the

    Sullivan Trusts under this Agreement as a result of the Merger unless at such time either: (i) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (ii) the undersigned shall have furnished to Perma-Fix an opinion of counsel, reasonably satisfactory to Perma-Fix, to the effect that such transaction is otherwise exempt from the registration requirements of the Securities Act; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, hypothecation, transfer or other disposition shall be effective under the Securities Act.

5.3 Legend. The Sullivans and the Sullivan Trusts understand and agree that stop transfer instructions will be given to Perma-Fix's transfer agent and that there will be placed on the certificate or certificates representing the Perma-Fix Common Stock issuable under this Agreement, any substitutions therefor and any certificates for additional shares which might be distributed with respect to such Perma-Fix Common Stock, a legend stating in substance:

         "The shares represented by this certificate were issued in a transaction to which Rule 145 of the Securities Act of 1933 applies and may only be transferred in accordance with the provisions of such rule. In addition, the shares represented by this certificate may only be transferred in accordance with the terms of an Agreement and Plan of Merger dated March 15, 1999, among Perma-
         Fix Environmental Services, Inc. ("Perma-Fix"),
         Perma-Met, Inc., Chem-Met Services, Inc., The
         Thomas P. Sullivan Living Trust, dated
         September 6, 1978, The Ann L. Sullivan Living
         Trust, dated September 6, 1978, Thomas P.
         Sullivan and Ann L. Sullivan, a copy of which agreement may be inspected by the holder of this certificate at the principal offices of Perma-
         Fix, or furnished by Perma-Fix to the holder of this certificate upon written request, without charge."

5.4 Restrictions on Certain Actions. For a period of two (2) years from the date of Closing, neither any of the Sullivan Trusts nor any of the Sullivans shall, without the prior consent of the Board of Directors of Perma-Fix (specifically expressed in a resolution adopted by a majority of the Board of Directors of Perma-Fix who are not employees, representatives or agents of the Sullivan Trusts and/or the Sullivans or any of their Affiliates):

    5.4.1 Prohibition Against Acquisition. Except for the shares of Perma-Fix Common Stock which the Sullivan Trusts acquire under this Agreement and the Chem-Con Agreement, or through stock splits, stock dividends or stock options granted by Perma-Fix to TPS, acquire, offer or propose to acquire, or permit any Affiliate of the Sullivan Trusts or any of the Sullivans to acquire, directly or indirectly, or in conjunction with or through any other person, firm, corporation, entity, partnership, company or association, by purchase or otherwise, beneficial ownership of any shares of Perma-Fix Common Stock or any other voting securities of Perma-Fix or any rights or option to acquire voting securities of Perma-Fix or any securities convertible into any voting securities of Perma-Fix (collectively,

           "Perma-Fix Voting Securities"), except as otherwise agreed to in writing by the President of Perma-Fix or approved by the Board of Directors (or a committee of the Board of Directors) of Perma-Fix. Notwithstanding anything in Section 5.4.1 to the contrary, Michael F. Sullivan and Patrick Sullivan, sons of TPS and ALS, may acquire shares of Perma-Fix Common Stock.

    5.4.2 Prohibition Against Solicitation. Directly or indirectly, or through or in conjunction with any other person, firm, corporation, entity, partnership, company or association, solicit, or encourage any solicitation of, or permit any Affiliate of the Sullivans or any of the Sullivan Trusts to solicit, or encourage any solicitation of, (i) proxies with respect to Perma-Fix Voting Securities under any circumstances, tender or exchange offers with respect to Perma-Fix Voting Securities under any circumstances, or (ii) any election contest relating to the election of directors of Perma-Fix; or

    5.4.3 Prohibition Against Control. Take any action alone or in concert with any other person, firm, corporation, partnership, company or association to acquire or affect the control of Perma-Fix or to influence the management, board of directors or policies of Perma-Fix, or, directly or indirectly, or encourage the formation of, any group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, seeking to obtain or take control of Perma-Fix or to influence the management, board of directors or policies of Perma-Fix except it is recognized that the Sullivan Trusts have the right to select one (1) nominee to the Board of Directors of Perma-Fix under certain limited conditions.

5.5 Attendance. During the period that any of the Sullivans or Sullivan Trusts is the beneficial owner of any shares of Perma-Fix Common Stock acquired under this Agreement and the Chem-Con Agreement, the Sullivan Trusts shall cause all such shares of Perma-Fix Common Stock which they beneficially own to be duly represented, in person or by proxy, at each meeting of stockholders of Perma-Fix.

5.6 Specific Enforcement. The parties hereto recognize and agree that, in the event any of the Sullivans or any of the Sullivan Trusts breach or threaten to breach any of the provisions of this Article 5, immediate irreparable injury would be caused to Perma-Fix, for which there is no adequate remedy at law.
    It is accordingly agreed that in the event of a failure by any of the Sullivans or Sullivan Trusts to perform their obliga-tions under this Article 5, Perma-Fix shall be entitled to specific performance through injunctive relief to prevent breaches of any provision of this Article 5 and to specif-ically enforce any provision of Article 5 and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Perma-Fix may be entitled, at law or in equity.

                            ARTICLE 6

                 NO SOLICITATION OF TRANSACTIONS

6.1 No Solicitation of Transactions. Chem-Met, the Sullivans and the Sullivan Trusts shall not, and will not allow any of their employees, agents, representatives or Affiliates (including, but not limited to any of Chem-Con's and/or Chem-Met's officers, directors, employees, agents, representatives or Affiliates), to (i) negotiate, sell, offer to sell or solicit offers to purchase any of the assets of Chem-Con and/or Chem-Met (other than sales of products in the ordinary course of their businesses); (ii) negotiate, sell, offer to sell or solicit offers to purchase or exchange, any capital stock of Chem-Con, Chem-Met or any Subsidiary of Chem-Con or Chem-Met to, from or with any other party (other than pursuant to the terms of this Agreement and the Chem-Con Agreement) or enter into any merger, consolidation, liquidation or similar trans-action involving, directly or indirectly, Chem-Con, Chem-Met or any Subsidiary of Chem-Con or Chem-Met (other than pursuant to the terms of this Agreement and the Chem-Con Agreement) and none of the Sullivans nor the Sullivan Trusts, Chem-Con, Chem-Met nor any of their Affiliates will negotiate with or provide financial, technical or other information to any person (other than pursuant to this Agreement and the Chem-Con Agreement) in connection with any such proposed purchase or transaction; or,
    (iii) negotiate, sell, offer to sell or solicit any offers to purchase any outstanding shares of Chem-Con's and Chem-Met's capital stock or any other securities of Chem-Con and Chem-Met (other than pursuant to the terms of this Agreement and the Chem-Con Agreement).


                            ARTICLE 7

           REPRESENTATIONS AND WARRANTIES OF PERMA-FIX

         Perma-Fix and Perma-Met, jointly and severally, represent and warrant to the TPS Trust as follows:

7.1 Organization, etc. Perma-Fix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Perma-Met is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Perma-Fix has the corporate power to own its property and to carry on its business as now being con-ducted; Perma-Fix has the corporate power and authority to execute and deliver this Agreement and, after the Registration Statement has been declared effective by the SEC and obtaining approvals from its shareholders, its lender, the Boston Stock Exchange ("BSE") and the National Association of Securities Dealers, Inc. ("NASDAQ"), to issue the Perma-Fix Common Stock to be delivered pursuant to Section 3.1.3 hereof and consum-mate the transactions contemplated hereby and the Chem-Con

    Agreement, and to perform the transactions contemplated by this Agreement. Perma-Met has the corporate power and authority to execute and deliver this Agreement and, subject to the Registration Statement being declared effective by the SEC and Perma-Fix obtaining approval from its shareholders and its lender, to consummate the transactions contemplated hereby.

7.2 Authorization, Execution and Delivery of Agreement. The exe-cution, delivery and performance of this Agreement by Perma-Fix and Perma-Met have been duly and validly authorized and approved by the Board of Directors of Perma-Fix. This Agree-ment constitutes the valid and binding agreement of Perma-Fix, enforceable in accordance with its terms, subject to bank-ruptcy, insolvency and other laws of similar import, and Perma-Fix and Perma-Met have taken, or will use reasonable efforts to take prior to the Closing, all other action required by law on the part of Perma-Fix and Perma-Met and Perma-Fix's and Perma-Met's Certificate or Articles of Incorporation and bylaws or otherwise to effect the transactions contemplated by this Agreement.

7.3 Capital Stock of Perma-Fix. As of the date of this Agreement, the authorized capital stock of Perma-Fix consists of (i) 2,000,000 shares of Preferred Stock, $.001 par value, 9,850 of which are outstanding as of the date hereof; and
    (ii)50,000,000 shares of Perma-Fix Common Stock, of which 12,419,080 shares are issued and outstanding as of the date hereof and 13,577,163 shares are reserved for issuance under Perma-Fix's Stock Option Plans (such Plans being hereinafter referred to as the "Perma-Fix Plans") and warrants or rights to subscribe for or purchase from Perma-Fix any Perma-Fix Common Stock.

7.4 SEC Filings.

    7.4.1  Perma-Fix has previously furnished Chem-Met and the TPS
           Trust true and complete copies of the following docu-ments which have been filed by Perma-Fix with the SEC pursuant to Sections 13(a), 14(a), (b) or (c) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")
           (such documents are hereinafter collectively called the "Perma-Fix SEC Filings"):

           7.4.1.1 its Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on January 14, 1999;

           7.4.1.2   quarterly reports on Form 10-Q for the
                     quarters ended March 31, 1998 and June 30,
                     1998; and

           7.4.1.3 quarterly report on Form 10-Q for the quarter ended September 30, 1998 ("Third Quarter 10-
                     Q"), as amended by Amendment No. 1 on Form 10-Q/A filed January 14, 1999.

           7.4.1.4 Proxy Statement, dated April 20, 1998, in connection with its 1998 Annual Meeting of Stockholders; and

           7.4.1.5 Form 8-K, Date of Report (date of earliest event reported): June 30, 1998.

    7.4.2 The audited and unaudited financial statements con-tained in the Perma-Fix SEC Filings, as amended, present fairly the consolidated financial condition and results of operations and changes in shareholders' equity and changes in financial position of Perma-Fix as of the dates and for the periods indicated, except as may otherwise be stated in such financial state-ments. For purposes of this Agreement, all financial statements of Perma-Fix shall be deemed to include any notes to such financial statements. The financial statements described in this Section 7.4 are hereinafter referred to as the "Perma-Fix Financial Statements."

    7.4.3 Material Adverse Change. Since September 30, 1998, there has not been, occurred or arisen, which has not been publicly disclosed to the shareholders of Perma-Fix or contained in the Perma-Fix SEC Filings, as amended:

           7.4.3.1 any material adverse change in the consoli-dated financial condition or in the operations of the business of Perma-Fix and its subsidiaries, taken as a whole, from that shown on the Perma-Fix Financial Statements; or

           7.4.3.2 any event, condition or state of facts (other than the general state of the national economy and proposed federal legislation or regulation) of any character which, to the knowledge of Perma-Fix, materially and adversely affects the results of operations or business or financial condition or properties of Perma-Fix and its subsidiaries, taken as a whole, except as otherwise disclosed in this
                     Section 7.4.

7.5 Status of Perma-Fix Common Stock.   The shares of Perma-Fix
    Common Stock to be delivered pursuant to Article 3 hereof, when so issued pursuant to this Agreement, will be duly and validly authorized and issued, fully paid and nonassessable.

7.6 No Breach of Statute or Contract, Governmental Authorizations. Subject to the Registration Statement being declared effective by the SEC, obtaining approval by the shareholders of Perma-Fix, the National Association of Securities Dealers ("NASD"), the BSE and Perma-Fix's lender, neither the execution and delivery of this Agreement by Perma-Fix and Perma-Met nor compliance with the terms and provisions of this Agreement by Perma-Fix and Perma-Met will violate (i) any law, statute, rule or regulation of any governmental authority, domestic or foreign, or will at the Closing Date conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental agency or authority to which Perma-Fix or Perma-Met are subject, which in the aggregate would have a material adverse effect on Perma-Fix and its subsidiaries, taken as a whole, or (ii) any agreement or instrument to which it is a party or by which it is bound or constitute a default thereunder which would have a material adverse effect on Perma-Fix and Perma-Met and their Subsidiaries, taken as a whole, or (iii) result in the creation of any Lien upon any property or assets of Perma-Fix or cause any acceleration of maturity of any obligation or loan which would have a material adverse effect on Perma-Fix and its subsidiaries, taken as a whole, or (iv) give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the material properties, assets, agreements, contracts or business of Perma-Fix which would have a material adverse effect on Perma-Fix and its subsidiaries, taken as a whole.

7.7 No Litigation or Adverse Events. Except as set forth in the SEC Filings, copies of which have been or will be delivered to Chem-Met, there is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending, or to the best of the knowledge of Perma-Fix threatened, which could materially and adversely affect the financial condition and results of operations of Perma-Fix and its subsidiaries, taken as a whole.

7.8 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Perma-Fix, or under its authority, is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated herein.


                            ARTICLE 8

              COVENANTS OF CONDUCT AND TRANSACTIONS
                  PRIOR TO AND AFTER THE CLOSING

8.1 Investigations; Operation of Business of Chem-Met. Chem-Met, the Sullivans and the Sullivan Trusts agree, jointly and severally, between the date of this Agreement and the Closing:

    8.1.1 Access to Premises and Books. That Perma-Fix and Perma-Met, and their representatives shall have full access to all their premises and books and records relating to Chem-Met, and shall cause Chem-Met to provide to Perma-Fix and its representatives full access to their premises and books and records, and to cause Chem-Met's officers to furnish Perma-Fix and Perma-Met with such financial and operating data and other information with respect to the business and pro-perties of Chem-Met, as Perma-Fix and Perma-Met shall from time to time request; provided, however, that any such investigation shall not affect any of the representations, warranties or covenants of Chem-Met, the Sullivans and/or the Sullivan Trusts hereunder; and, provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Chem-Met. In the event of termination of this Agree-ment, Perma-Fix will return to Chem-Met any and all financial statements, agreements, documents, memoranda or other repositories of information relating to Chem-Met that Perma-Fix and Perma-Met have obtained in connection with their review, and Perma-Fix agrees that any written information relating to Chem-Met and Chem-Met's financial condition, business, operations and prospects are strictly confidential and shall not be voluntarily disclosed to any third party or used by Perma-Fix for its benefit or the benefit of any other person, except for such information or documents (i) available generally to the public, (ii) in the posses-sion of Perma-Fix prior to its receipt under this Agreement, (iii) obtained by Perma-Fix from a third party who has an independent right to such information or documents, or (iv) as otherwise required by law to be disclosed; provided, however, that any confidentiality requirements contained in this Section shall terminate and be null and void twelve (12) months from the date of this Agreement.

    8.1.2 Business Organization of Chem-Met. To cause Chem-Met, to the extent required for continued operation of Chem-Met's business without impairment, to use Chem-Met's best efforts to preserve substantially intact the busi-ness organization of Chem-Met to keep available the services of the present officers and employees of Chem-Mets and to preserve the present relationships of Chem-Met with persons having significant business relations therewith such as suppliers, customers, brokers, agents or otherwise.

    8.1.3 Ordinary Course of Business. To cause Chem-Met to con-duct Chem-Met's businesses only in the ordinary course and, by way of amplification and not limitation, Chem-Met will not without the prior written consent of Perma-Fix (except as otherwise specifically provided in this Agreement):

           8.1.3.1  issue any capital stock or make any
                    changes to its authorized, issued or
                    outstanding capital stock, grant any
                    stock options or rights to acquire shares of any of its capital stock or any security convertible into any class of its capital stock or agree to do any of the foregoing; or

           8.1.3.2 declare, set aside, or pay any dividend or distribution with respect to any of its capital stock or any other securities convertible into any class of capital stock; or

           8.1.3.3  directly or indirectly redeem, purchase
                    or otherwise acquire any of its capital
                    stock or enter into any agreement to
                    purchase or redeem any of the Chem-Met
                    Common Stock; or

           8.1.3.4 effect a split or reclassification of any of its capital stock convertible into any class of capital stock, purchase, redeem, retire or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock or agree to do any of the foregoing; or

           8.1.3.5  change its charter or bylaws; or

           8.1.3.6 except consistent with past practices, grant any increase in the compensation payable or to become payable by it to its officers or employees or any increase, regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for, or with any officers or employees; or

           8.1.3.7  engage in any transaction not in the
                    ordinary course of business; or

           8.1.3.8 borrow or agree to borrow any funds or assume, endorse, guarantee or agree to guarantee or otherwise as an accommo-dation become liable or responsible for obligations of any other individual, firm or corporation; or

           8.1.3.9  waive any rights of substantial value; or

           8.1.3.10 enter into an agreement, contract or com-mitment which, if entered into prior to the date of this Agreement, would be required to be listed in a Schedule pursuant to the terms of this Agreement and is in excess of Twenty-Five Thousand Dollars ($25,000.00); or

           8.1.3.11 acquire any Real Property; or

           8.1.3.12 enter into any agreement with Affiliates or trustees of the Sullivan Trusts or Affiliates, officers or directors of
                    Chem-Met; or

           8.1.3.13 adopt, enter into, or amend materially any employment contract or any bonus, stock option, profit-sharing, pension, retirement, incentive, or similar employee benefit program; or

           8.1.3.14 pay or incur any obligation or liability, absolute or contingent, other than lia-bilities incurred in the ordinary and usual course of its business; or

           8.1.3.15 mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets; or

           8.1.3.16 except for transactions in the ordinary and usual course of its business, sell or transfer any of its properties or assets or cancel, release or assign any indebt-edness owed to it or any claims held by it; or

           8.1.3.17 make any investment of a capital nature in excess of Twenty-Five Thousand Dollars ($25,000.00) for any one item or group of similar items, contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corpor-ation; or

           8.1.3.18 enter into any other agreement not in the ordinary and usual course of business; or

           8.1.3.19 merge or consolidate with any other cor-poration, acquire any of its assets or capital stock, solicit any offers for any of its assets or capital stock, or, except in the ordinary course of busi-ness, acquire any assets of any other person, corporation, or other business organization, or enter into any discus-sions with any person concerning, or agree to do, any of the foregoing; or

           8.1.3.20 enter into any transaction or take any action which would, if effected prior to the Closing, constitute a breach of any of the representations, warranties or covenants contained in this Agreement.

    8.1.4 Sale of Assets. Without the prior written consent of Perma-Fix, Chem-Met will not undertake or enter into any sale, disposition, surrender, acquisition, agreement or transaction relating to any of its assets except in the ordinary course of business or as contemplated by this Agreement.

8.2 No Selling of Shares or Granting of Options. Prior to the Closing, neither the TPS Trust nor Chem-Met shall sell, transfer, assign or otherwise dispose of any of the Shares or grant any options, warrants, or other rights to purchase or otherwise acquire any Shares or other shares of the capital stock of Chem-Met or issue any securities convertible into any shares of the capital stock of Chem-Met.

8.3 Disclosure in Proxy Statement. Perma-Fix agrees that none of the information which has been or will be supplied in writing by Perma-Fix for inclusion in the Proxy Statement relating to the Merger will, at the time such Proxy Statement is mailed or at the time of the meeting to which such Proxy Statement relates, be false or misleading with respect to any material fact, or will omit to state any material fact relating to Perma-Fix necessary to order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with such Proxy Statement.

8.4 Consents. Chem-Met, the Sullivans, the Sullivan Trusts and Perma-Fix shall each use its best efforts to obtain the consent or approval of each person or Governmental Authority whose consent or approval shall be required in order to permit Chem-Met, the Sullivans, the Sullivan Trusts or Perma-Fix, as the case may be, to consummate the transactions contemplated by this Agreement.

8.5 Governmental Reports. Between the date of this Agreement and the Closing, the Sullivans, the Sullivan Trusts and Chem-Met shall furnish, make available to Perma-Fix any and all reports, not heretofore delivered to Perma-Fix under this Agreement or which are filed subsequent to the date of this Agreement, to any state, federal or local government, agency or department, including, but not limited to, the SEC, the IRS, the EPA, the FTC and the PBGC.

8.6 Conduct of Business. Prior to the Closing, Chem-Met shall conduct its business in the ordinary and usual course as heretofore conducted and to use its best efforts (i) to preserve its business and business organization intact; (ii) to keep available to Chem-Met the services of the present officers and employees of Chem-Met; (iii) to preserve the goodwill of customers and others having business relations with Chem-Met; (iv) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted); (v) to comply with all Laws applicable to it and the conduct of its businesses; (vi) to keep in force at not less than their present limits all existing policies of insurance; (vii) to make no material changes in the customary terms and conditions upon which it does business; (viii) to duly and timely file all reports, returns, and other documents required to be filed with federal, state, local and other Governmental Authorities; and, (ix) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay, when required to be paid, all Taxes indicated by Returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper Governmental Authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by Law to be so withheld or collected.

8.7 Governmental Approvals. Prior to Closing, each of Chem-Met, the Sullivans and the Sullivan Trusts shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all required Governmental Approvals as promptly as practicable to consummate the transactions contemplated by this Agreement.

8.8 Encumber. None of Chem-Met, the TPS Trust nor the Sullivan Trusts shall sell, pledge, encumber or otherwise hypothecate or transfer or grant an option, warrant or right to sell or dispose of any shares of capital stock of Chem-Met prior to the Closing other than pursuant to this Agreement.

8.9 Title Policies for Real Property Owned by Chem-Met. On or before five (5) days prior to the Closing Date, Chem-Met shall deliver to Perma-Fix a fully paid policy or policies of title insurance, dated as of a date within five (5) days of the Closing Date, issued to Chem-Met and Perma-Met by a title company of nationally recognized standing, reasonably satisfactory to Perma-Fix, on a standard ALTA's owner title insurance policy form, insuring that Chem-Met has good and marketable fee simple title in and to each parcel of Real Property owned by Chem-Met listed on Schedule "F" hereto and the 10 Acre Tract, free and clear of all Liens and containing no exceptions, except (a) standard printed exceptions (other than exceptions for mechanics', artisans' or materialmen's liens and for matters that would be revealed by a survey) and
     (b) Permitted Encumbrances. The amount of such title insurance for each parcel of Real Property owned by Chem-Met shall be as set forth on Schedule "F" hereto. The amount of such title insurance as to the 10 Acre Tract shall be $700,000.00. The cost and expense for such title insurance shall be shared equally by the Sullivans and Perma-Fix.

8.10 Survey. Simultaneously with the delivery of the title policies to Perma-Fix pursuant to Sections 8.8 hereof, Chem-Met shall deliver to Perma-Fix and the title company issuing the title insurance under Sections 8.8 hereof, a written survey prepared by a duly licensed surveyor reasonably satisfactory to Perma-Fix covering each of the Real Properties owned by Chem-Met and the 10 Acre Tract, which survey shall be satisfactory to Perma-Fix and to the title company issuing the ALTA's owner's title insurance policies. The cost and expense for such survey shall be shared equally by the Sullivans and Perma-Fix.

8.11 Public Announcements. Perma-Fix, the Sullivans and the Sullivan Trusts agree that they will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to mutual agreement of the parties, except as may be required by the disclosure obligations of either party or their Affiliates under applicable securities law.

8.12 Notification. Chem-Met, the Sullivans and the Sullivan Trusts shall give Perma-Fix prompt written notice of (i) the existence of any fact or the occurrence of any event which constitutes, or with the giving of notice or the passage of time or both would constitute a breach of any representation or warranty of Chem-Met, the Sullivans or the Sullivan Trusts made herein or pursuant hereto and (ii) the taking of any action by Chem-Met, the Sullivans or the Sullivan Trusts that would breach or violate, or constitute a default under, any agreement or covenant of Chem-Met, the Sullivans or the Sullivan Trusts made herein or pursuant hereto. Upon the giving of such notice, Perma-Fix may terminate this Agreement in accordance with the terms hereof.

8.13 Filings. The parties hereto shall, as promptly as practicable after the date hereof, submit applications, all documents, reports and notifications, and satisfy all requests for additional information, if any, pursuant to 40 Code of Federal Regulations ("CFR") Part 270 and all other requirements under any and all applicable Environmental Laws, with regard to the transfer of, or changes in the ownership or operational control of Chem-Met or the permits, licenses or approvals held or used by Chem-Met relating to the businesses of Chem-Met. Each of the parties hereto agree to reasonably cooperate with each other to obtain all authorizations required under any and all applicable laws, to consummate the transactions contemplated hereby.

8.14 Supplemental Disclosure. Chem-Met, the Sullivans and the Sullivan Trusts agree that, with respect to their representations and warranties made in this Agreement, they will have a continuing obligation to supplement or amend the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules hereto. Upon the supplementing or amending of any Schedules by Chem-Met, the Sullivans or the Sullivan Trusts or the discovery of any matters by Perma-Fix in the course of its investigations, Perma-Fix may, at its option, terminate this Agreement without any liability or obligation on the part of Perma-Fix or Perma-Met.

8.15 SEC Filings. Perma-Fix shall provide the Sullivans with all reports and other filings it makes with the SEC under the Securities Act or under the Exchange Act from the date of this Agreement to the Closing.

8.16 Listing of Perma-Fix Common Stock. Perma-Fix shall use reasonable efforts to obtain, prior to the Closing, approval for listing on the BSE and NASDAQ Small Cap Market, upon official notice of issuance, of the shares of Perma-Fix Common Stock to be delivered pursuant to the provisions of Article 3 hereof.

8.17 Perma-Fix Registration Statement, etc. Prior to the Effective Date of the Merger, Perma-Fix shall have prepared and filed with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act for the purpose of registering the shares of Perma-Fix Common Stock to be issued pursuant to the terms of this Agreement and the Chem-Con Agreement. Perma-Fix will use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable and to thereafter maintain the effectiveness of the Registration Statement up to the time of the shareholders meetings of Chem-Con, Chem-Met and Perma-Fix called for the purpose of approving this Agreement, the Merger, the Chem-Con Agreement and the mergers thereunder are held and up to and at the time of the delivery of the shares of Perma-Fix Common Stock to be delivered to Chem-Con and Chem-Met shareholders under the terms and provisions of this Agreement and the Chem-Con Agreement as may be required by law and the regulations of the SEC. Chem-Con, Chem-Met, the Sullivans, the Sullivan Trusts and Perma-Fix will each take such steps as may be necessary on their respective parts to comply with any state securities or Blue Sky Laws applicable to the action to be taken by them in connection with the delivery by Perma-Fix to Chem-Con and Chem-Met stockholders of the Perma-Fix Common Stock.

8.18 Information for Proxy Statements. The parties hereto will each furnish to the other such data and information relating to it as the other may reasonably request for the purpose of including such data and information in the Registration Statement and the Proxy Statement (as defined below) provided for by this Agreement and the Agreement of Merger.

8.19 Registration Statement; Proxy Statement/Prospectus.   Chem-
     Met, the Sullivans and the Sullivan Trusts, jointly and severally, covenant and agree that the information to be supplied by Chem-Met, the Sullivans and/or the Sullivan Trusts pursuant to this Agreement and the Chem-Con Agreement for inclusion in the Registration Statement pursuant to which shares of Perma-Fix Common Stock issued in the Merger will be registered under the Securities Act shall not at the time the Registration Statement is declared effective by the SEC ("Effective Date") contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by Chem-Met, the Sullivans and/or the Sullivan Trusts for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the stockholders of Perma-Fix in connection with the meeting of Perma-Fix's stockholders (the "Perma-Fix Stockholders' Meeting") to consider this Agreement, the Merger and the issuance of shares of Perma-Fix Common Stock pursuant to the Merger shall not, on the date the Proxy Statement is first mailed to stockholders of Perma-Fix, at the time of the Perma-Fix Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Perma-Fix Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Chem-Met or any of its Affiliates, officers, directors, employees or shareholders which should be discovered by Chem-Met, the Sullivans and/or the Sullivan Trusts which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Chem-Met, the Sullivans and/or the Sullivan Trusts shall promptly inform Perma-Fix.

8.20 Audited Financial Statements. For inclusion in the Registration Statement and Proxy Statement, Chem-Con, Chem-Met, the Sullivans and the Sullivan Trusts shall have Bovitz
         & Co., P.C., prepare, audit and deliver to Perma-Fix true, correct and complete copies of the 1998, 1997 and 1996 Audited Financial Statements of Chem-Con and Chem-Met, on a combined basis, consisting of (i) balance sheet as of fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996; (ii) statement of income and related earnings for the fiscal years ended September 30, 1998, September 30, 1997 and September 30, 1996; (iii) statement of stockholders' equity and statement of cash flow for the years ended September 30, 1998, September 30, 1997 and September 30, 1996, and (iv) notes thereto, with auditors' report thereon being unqualified, all of which shall have been examined by Bovitz
         & Co., P.C., independent certified public accountants, and be in accordance with Regulation S-X (17 C.F.R. Part 210) and GAAP, consistently applied. The audited financial statements referred to in this Section 8.22 shall include Chem-Con and Chem-Met, on a combined basis. Perma-Fix agrees to pay for that portion of such audited financial statements for Chem-Con and Chem-Met, on a combined basis, relating to years ended September 30, 1996, 1997 and 1998 unless the audit finds that the income of Chem-Con and Chem-Met, on a combined basis, is twenty percent (20%) less than represented prior to accounting entries as follows: (i) reversal of officer notes receivable of $1,125,919, offset by a note payable from the officer in the amount of $60,980; (ii) increased allowance for doubtful accounts of $200,000; (iii) accrued expenses of $600,000; (iv) reserve for remediation of Chem-Con's Valdosta, Georgia facility of $1,800,000; and (v) accrued closure costs of $635,802, in which case the audit shall be paid for in its entirety by Chem-Con.

8.21 Public Disclosure. Perma-Fix and the Sullivans shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the NASDAQ.

8.22     Pooling Accounting.   From and after the date hereof and until
         the Effective Time, neither Chem-Met nor Perma-Fix shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger and the Chem-Con Merger as provided in the Chem-Con Agreement as a pooling of interests for accounting purposes.

8.23     Letter of Public Accountants.   Chem-Met, the Sullivans and
         the Sullivan Trusts shall cause to be delivered to Perma-Fix letters, the first ("First Accountant Letter") of which shall be dated not less than two days prior to the date on which the Registration Statement becomes effective, and the second (the "Second Accountant Letter") of which shall be dated not less than five days prior to the Closing Date from Bovitz & Co., P.C., which shall be addressed to Perma-Fix and be in form reasonably satisfactory to Perma-Fix and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and shall contain, without limitation, the following statements: (i) the combined Audited Financial Statements of Chem-Con and Chem-Met examined by them and included in the Proxy Statement and Registration Statement comply as to form in all material respects with the applicable accounting requirement of the Securities Act and of the published Rules and Regulations thereunder and (ii) on the basis of a reading of the latest available unaudited financial statements, inquiries of officers of Chem-Con and Chem-Met responsible for financial and accounting matters and a reading of the minutes, nothing has come to their attention which caused them to believe that (a) as of the date of the latest available unaudited consolidated interim financial statements prepared by Chem-Con and Chem-Met there was any change in the capital stock or long-term debt of Chem-Con, Chem-Met and their subsidiaries consolidated or any decreases in consolidated net current assets or in consolidated net assets, as compared with the amounts shown in the September 30, 1998, consolidated Balance Sheet, or (b) for the period from September 30, 1998, to the date of the latest available unaudited interim consolidated financial statements prepared by Chem-Met, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues or in total or per share amounts of consolidated income (loss) before extraordinary items or of consolidated net income, except in all instances for changes or decreases which the Proxy Statement discloses have occurred or may occur, and (c) that on the basis of inquiries of officers of Chem-Con and Chem-Met responsible for financial and accounting matters and a reading of the minutes, nothing has come to their attention which caused them to believe that (1) at a specified date within five (5) days of the Effective Date of the Registration Statement and not more than five (5) days prior to the Effective Time of the Merger there was any change in the capital stock or long-term debt of Chem-Con and Chem-Met and their subsidiaries consolidated or any decreases in consolidated net current assets or in consolidated net assets, as compared with amounts shown on the September 30, 1998, consolidated Balance Sheet or (2) for the period from the date of the latest available unaudited consolidated interim financial statements prepared by Chem-Con and Chem-Met to a specified date within five (5) days of the effective date of the Registration Statement and not more than five (5) days prior to the Effective Time of the Merger there were any decreases as compared with the corresponding period in the preceding year, in consolidated net revenues or in the total or per-share amounts of consolidated income before extraordinary items or of consolidated net income, except in all instances for changes or decreases which the Proxy Statement and Registration Statement discloses have occurred or may occur, and (d) that they have compared the financial information which related to Chem-Con and Chem-Met appearing in the Proxy Statement and Registration Statement with amounts in the consolidated financial statements or accounting records of Chem-Con and Chem-Met and have found them to be in agreement.

8.24 Liability to Broker. The Sullivans have retained WHCA Partners as an agent or firm acting on behalf of the Sullivans and/or the Sullivan Trusts in connection with this Agreement. Except as otherwise expressly provided in Section
         4.15 hereof, the Sullivans and the Sullivan Trusts shall, jointly and severally, pay any and all fees or renumeration due and payable to WHCA Partners as a result of this Agreement and/or consummation of the transactions contemplated by this Agreement.

8.25 Assumption of Tax Liability and Quanta Liability. Each of the Sullivans and the Sullivan Trusts, jointly and severally, assume and agree to pay, when due, and to perform or discharge, as the case may be, any and all (i) federal and/or state tax obligations and liabilities of Chem-Con, Chem-Met and Quanta (and any other corporation with respect to periods for which such corporation was included and consolidated federal income tax returns with Chem-Con, Chem-Met or Quanta) for any period ending on or prior to the Closing Date, without regard to whether such liabilities have been or would be properly provided for in the financial records of any person under generally accepted accounting principals, and including, without limitation, any such obligations or liabilities arising from (A) the transactions contemplated by this Agreement, (B) the determination of any tax on a consolidated basis with any other corporation, or (C) any tax sharing or tax allocation agreement, and (ii) obligations and liabilities (absolute or contingent, known or unknown)of Quanta that have been incurred by Quanta in any manner whatsoever prior to the Closing Date or arising in any way in connection with the business or operations of Quanta prior to the Closing Date.

8.26 Access to Premises and Books. That the Sullivans, the Sullivan Trusts and their representatives shall have full access to all their premises and books and records relating to Perma-Fix, and Perma-Fix shall provide to the Sullivans, the Sullivan Trusts and their representatives full access to their premises and books and records, and to cause Perma-Fix's officers to furnish the Sullivans, the Sullivan Trusts with such financial and operating data and other information with respect to the business and properties of Perma-Fix, as the Sullivans or Sullivan Trusts shall from time to time re-quest; provided, however, that any such investigation shall not affect any of the representations, warranties or covenants of Perma-Fix hereunder; and, provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the busi-ness of Perma-Fix. In the event of termination of this Agreement, the Sullivans and the Sullivan Trusts will return to Perma-Fix any and all financial statements, agreements, documents, memoranda or other repositories of information re-lating to Perma-Fix and its Subsidiaries that Chem-Met, the Sullivans or the Sullivan Trusts have obtained in connection with its review, and Chem-Met, the Sullivans and the Sullivan Trusts agree that any written information relating to Perma-Fix and its Subsidiaries and Perma-Fix's and its Subsidiaries' financial condition, business, operations and prospects are strictly confidential and shall not be volun-tarily disclosed to any third party or used by any of Chem-Met, the Sullivans or the Sullivan Trusts for its benefit or the benefit of any other person, except for such information or documents (i) available generally to the public, (ii) in the possession of Chem-Met prior to its receipt under this Agreement, (iii) obtained by any of Chem-Met, the Sullivans or the Sullivan Trusts from a third party who has an inde-pendent right to such information or documents, or (iv) as otherwise required by law to be disclosed; provided, however, that any confidentiality requirements contained in this

         Section shall terminate and be null and void twelve (12) months from the date of this Agreement.

8.27 Quanta Merger and Exchange. Prior to the Closing Date, (i) Quanta shall have merged with and into Chem-Met, with Chem-Met being the survivor ("Quanta Merger"), without any consideration being paid to the stockholders of Quanta and without any resulting tax consequences as a result thereof, with such Quanta Merger being on terms and conditions satisfactory to Perma-Fix, and (ii) after the Quanta Merger but prior to the Closing, Chem-Met and Allen Sibley Limited Liability Company, a Michigan limited liability company ("Allen Sibley") shall have completed the transaction in which Allen Sibley shall have transferred and conveyed to Chem-Met good and marketable fee simple title, free and clear of any and all Liens except Permitted Encumbrances, in and to the 10 Acre Tract and shall have assigned and transferred the promissory note due by Quanta to Allen Sibley in the principal sum of $365,000 ("Sibley Note") and the promissory note due by Chem-Con to the TPS Trust in the principal sum of $60,900 ("Chem-Con Note") in exchange for the two promissory notes held by Chem-Met in the aggregate principle amount of $1,125,919, with one note due from the TPS Trust and payable to Quanta in the principal sum of $726,105 and the other note due from the TPS Trust and payable to Chem-Met in the principal sum of $399,814 (the "Exchange Transaction"). The transfer of the 10 Acre Tract by Allen Sibley to Chem-Met shall be by a general warranty deed, and such shall convey good and marketable fee simple title, free and clear of any and all Liens except for Permitted Encumbrances in and to the 10 Acre Tract to Chem-Met. At the time of the Quanta Exchange, Allen Sibley shall have full ownership of and have full and complete authority to transfer and assign, the Sibley Note and the Chem-Con Note to Chem-Met, free and clear of any and all Liens. The transaction contemplated by the Exchange Transaction shall be on terms and in a manner that is satisfactory to Perma-Fix. Notwithstanding anything in this Section 8.27 to the contrary, the Quanta Merger and the Exchange Transaction shall be consummated only if such do not adversely effect Perma-Fix's ability to account for the Merger and the Chem-Con Merger as a pooling of interest.

8.28 T.A.S. Leasing, Inc. Prior to the Closing Date, the ALS Trust, who owns all of the outstanding capital stock of T.A.S. Leasing, Inc. ("TAS Leasing"), shall transfer or assign all of the outstanding capital stock of TAS Leasing to Chem-Met, without any consideration being paid to the ALS Trust as a result thereof and without any tax consequences to Chem-Met as a result thereof, all in a manner satisfactory to Perma-Fix. Upon such transfer, TAS Leasing shall be a wholly owned subsidiary of Chem-Met.

                            ARTICLE 9

      CONDITIONS OF TRANSACTIONS CONTEMPLATED BY AGREEMENT;
                     ABANDONMENT OF AGREEMENT

9.1 Closing Conditions of Perma-Fix and Perma-Chem. The obliga-tions of Perma-Fix and Perma-Chem to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

    9.1.1  Resolutions of Board of Directors and Shareholders of
           Chem-Met. Chem-Met shall have furnished to Perma-Fix, in form and substance satisfactory to Perma-Fix:

           9.1.1.1  certified copies of resolutions of the
                    shareholder and Board of Directors of Chem-Met, duly adopted by the Board of Directors and shareholder of Chem-Met, authorizing, the execution, delivery and performance of this Agreement by Chem-Met and its shareholder;

           9.1.1.2 Incumbency certificate for the officers of Chem-Met.

    9.1.2 Delivery of Trust Documents. The trust documents creating the Sullivan Trust shall have been delivered to Perma-Fix evidencing, in form and content satisfactory to Perma-Fix that each of the Sullivan Trusts has the full, valid and legal capacity and authority to execute, deliver and perform all of its agreements, obligations, terms and conditions of this Agreement.

    9.1.3 Approval by Lender. Perma-Fix's lender shall have approved the transactions contemplated by this Agreement and the Chem-Con Agreement, and Perma-Fix shall have obtained for Perma-Met a working capital line of credit from and after consummation of the Merger on terms satisfactory to Perma-Fix. All of Chem-Met's debts and obligations to Charter Bank shall have been paid in full, and Charter Bank shall have released all liens and security interest in and to the assets of Chem-Met, all in form and substance satisfactory to Perma-Fix.

    9.1.4 Representations and Warranties of the Sullivans and the Sullivan Trusts to be True and Correct and Compliance With Covenants. Except to the extent waived in writing by Perma-Fix hereunder, (i) the representations and warranties of the Sullivans and the Sullivan Trusts herein contained shall be true and correct in all material respects on the Closing Date with the same effect as though made at such time; and
           (ii) the Sullivans and the Sullivan Trusts shall have performed all of their obligations and complied with all covenants, obligations, and agreements required by this Agreement to be performed or complied with by the Sullivans and the Sullivan Trusts on or prior to the Closing Date. The Sullivans and Sullivan Trusts shall also have delivered to Perma-Fix a certificate, dated the Closing Date and signed by each of the Sullivans and all trustees of the Sullivan Trusts, to both of the aforementioned effects. The Certificate is to be in form and substance satisfactory to Perma-Fix.

    9.1.5 Representations and Warranties of Chem-Met to be True and Compliance With Covenants. Except to the extent waived in writing by Perma-Fix hereunder, (i) the representations and warranties of Chem-Met herein con-tained shall be true in all material respects on the Closing Date with the same effect as though made at such time; and (ii) Chem-Met shall have performed all obligations and complied with all covenants, obliga-tions, and agreements required by this Agreement to be performed or complied with by Chem-Met on or prior to the Closing Date. Chem-Met shall also have delivered to Perma-Fix a certificate of Chem-Met (in form and substance satisfactory to Perma-Fix), dated the Closing Date and signed by the chief executive officer of Chem-Met, to both of the aforementioned effects. Chem-Met shall also have delivered to Perma-Fix a certificate of Chem-Met (in form and substance satisfactory to Perma-Fix), dated the Closing Date and signed by the chief executive officer of Chem-Met, to both of the aforementioned effects.

    9.1.6 Third Party Consents. Chem-Met, the Sullivans and the Sullivan Trusts shall have obtained consents to the transactions contemplated by this Agreement from the parties to all contracts, permits, agreements, debt instruments and other documents referred to in the Schedules delivered by Chem-Met, the Sullivans or the Sullivan Trusts to Perma-Fix in accordance with this Agreement or otherwise, which require such consents and consents from, or notification to, all Gov-ernmental Authorities which require such consents or notifications.

    9.1.7 No Material Adverse Change. There shall not have occurred (i) any material adverse change since September 30, 1998, in the business, properties, assets, results of operations or financial condition of Chem-Met, or (ii) any loss or damage to any of the properties or assets (whether or not covered by insurance) of Chem-Met which will materially affect or impair the ability of Chem-Met to conduct, after con-summation of the transactions contemplated hereby, the business of Chem-Met as now being conducted by Chem-Met.

    9.1.8 Statutory Requirements; Litigation. In a manner satisfactory to Perma-Fix, (i) all statutory requirements for the valid consummation by Chem-Met, the Sullivan Trusts and the Sullivans of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of all Governmental Authorities required to be obtained in order to permit consummation by Chem-Met, the Sullivan Trusts and the Sullivans of the transactions contemplated by this Agreement and to permit the business presently conducted by Chem-Met to continue unimpaired immediately following the Closing shall have been obtained; and, (ii) all applications for permits shall have been approved by the appropriate Governmental Authorities and all authorizations and approvals relating to all permits and licenses held by Chem-Met shall have been obtained from the appropriate Governmental Authorities under any and all of the Environmental Laws as a result of the change in ownership of Chem-Met, pursuant to the terms of this Agreement, with such permits, approvals and authorizations to be in form and substance satis-factory to Perma-Fix, so that Chem-Met is permitted to continue unimpaired immediately following the Closing Date the same business operations that Chem-Met carried on as of the date of this Agreement and the Closing Date. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute either orally or in a writing directed to any of Chem-Met, the Sullivans and/or the Sullivan Trusts or any of their subsidiaries) an investigation which is pending on the Closing relating to this Agreement and the transactions contemplated hereby, and between the date of this Agreement and the Closing no action or proceeding shall have been instituted or, to the knowledge of Perma-Fix, shall have been threatened before a court or other govern-mental body or by any public authority to restrain or prohibit the transactions contemplated by this Agree-ment or to obtain damages in respect thereof.

    9.1.9 Opinion of Counsel of Chem-Met, the Sullivans and the Sullivan Trusts. Perma-Fix shall have received from O'Rourke & Myers, counsel to Chem-Met, the Sullivans and the Sullivan Trusts, or such other counsel acceptable to Perma-Fix and its counsel, an opinion or opinions, dated the Closing Date, substantially in the form of Exhibit "F" hereto, with the form and contents thereof reasonably satisfactory to Perma-Fix and its counsel.

    9.1.10 Effective Registration Statement.  The Registration
           Statement shall have become effective under the Securities Act and shall not be subject to a stop order or a proceeding seeking a stop order.

    9.1.11 Due Diligence. Perma-Fix shall have completed its financial due diligence of Chem-Met, with the results thereof satisfactory to Perma-Fix.

    9.1.12 Environmental Audit. Perma-Fix shall have conducted and completed an environmental audit of Chem-Met, and shall have determined to the satisfaction of Perma-Fix that, (i) Chem-Met has been and is currently in compliance in all material respects with all applicable Environmental Laws, except as otherwise disclosed herein; (ii) none of the assets (including, but not limited to, the soils and groundwater on or under any of the Real Property) owned, leased, operated or used by Chem-Met are contaminated with any hazardous substance (as defined in Section 101(14) of CERCLA or any analogous state or local Laws) or petroleum (as defined in Subtitle I of RCRA or any analogous state or local Laws) in a manner that might have a material adverse effect on Chem-Met, except as otherwise disclosed herein; and (iii) Chem-Met is not or would not be subject to any liability in any material amount under any provision, or as a result of any past or present violation, of any applicable Environmental Laws.

    9.1.13 Stock Certificates. On or prior to the Closing, the TPS Trust shall execute, endorse in blank and deliver to Perma-Fix, with signatures guaranteed by a bank or investment banking firm and in form acceptable to Perma-Fix, all of the stock certificates representing the Shares, duly and validly endorsed for transfer, free and clear of any and all Liens.

    9.1.14 Permits. All permits (including, but not limited to, all permits issued or issuable under all Environmental
           Laws) which Perma-Fix deems necessary to conduct Chem-Met's business after the Effective Time as currently conducted by Chem-Met shall have been (i) duly and validly transferred, or approved for transfer effective upon the Closing, to Perma-Met by all appropriate Governmental Authorities issuing such permits, or (ii) duly and validly issued to Perma-Met by all appropriate Governmental Authorities, all in form and content satisfactory to Perma-Fix.

    9.1.15 No Liens on Assets. All assets of Chem-Met (real and personal) shall be free and clear of any and all Liens, except for Permitted Encumbrances.

    9.1.16 Listing of Perma-Fix Common Stock. The BSE and the NASDAQ shall have approved for listing, upon official notice of issuance, the shares of Perma-Fix Common Stock to be delivered pursuant to the provisions of
           Article 3 hereof.

    9.1.17 Minute Books and Stock Ledgers. The TPS Trust shall have delivered to Perma-Fix the minute books and stock ledgers for Chem-Met.

    9.1.18 Financial Statements. Perma-Fix shall have received from Bovitz & Co., P.C., Audited Financial Statements ("Chem-Met Audited Financial Statements") of Chem-Met and Chem-Con for all years required to be included in the Registration Statement and Proxy Statement and Form 8-K to be filed by Perma-Fix as a result of consummation of this Agreement and the Chem-Con Agreement and as required by Regulation S-X (17 CFR
           Part 210), with such audited financial statements to be prepared in accordance with Regulation S-X (17 CFR
           Part 210) and GAAP, consistently applied throughout the periods, and with Bovtiz & Co., P.C., report in connection therewith to be unqualified.

    9.1.19 Title Policies and Surveys.  Prior to the Closing
           Date, Perma-Fix shall have received the title insurance policies and surveys pursuant to Sections
           8.8 and 8.9 hereof.

    9.1.20 Good Standing Certificates. Good standing and tax certificates (or analogous documents), dated as close as practicable to the Closing, from the appropriate authorities in each jurisdiction of incorporation of Chem-Met and in each jurisdiction in which Chem-Met is qualified to do business, showing Chem-Met to be in good standing and to have paid all taxes due in the applicable jurisdiction.

    9.1.21 Resignation of Directors. All of the directors of Chem-Met shall have resigned as members of the Board of Directors of Chem-Met, effective as of the Closing Date, except for any existing director of Chem-Met who Perma-Fix advises the TPS Trust in writing prior to Closing is to remain a director of Chem-Met, whichever is applicable, prior to Closing.

    9.1.22 Chem-Con Agreement. The Chem-Con Agreement shall have closed contemporaneously with the Closing of this Agreement.

    9.1.23 Facility Remediation. Perma-Fix shall determine, in its sole discretion, that the total cost to remediate any and all contamination on, under or at the Facility (including, but not limited to, the areas designated as Area 4 and Area 5 on Exhibit "B" describing the Facility) shall not exceed, in the aggregate, $2,000,000.

    9.1.24 Settlement of Four County Landfill PRP Claims. Chem-Met shall have entered into a valid and binding definitive settlement agreements with the Indiana Department of Natural Resources and the Four County PRP Groups settling any and all claims and liabilities of Chem-Met and its Affiliates, both potential and actual, for an amount not to exceed $900,000 and providing contribution protection to Chem-Met and its Affiliates, arising out of Chem-Met's status as a PRP regarding the Four County Landfill, with all such settlement agreements being satisfactory to Perma-Fix and having been approved and entered by the Indiana Department of Natural Resources and the executed Four County PRP Groups, all in a manner satisfactory to Perma-Fix.

    9.1.25 Settlement of Chem-Fix Claims. Chem-Met's liability under the Chem-Fix Settlement Agreement shall not exceed $360,000.

    9.1.26 Pooling Letters. Perma-Fix shall have received a letter from BDO Seidman, LLP and a letter from Bovitz & Co., P.C., addressed to Perma-Fix, regarding its concurrence with management's conclusions that the acquisition of Chem-Met pursuant to the terms of this Agreement and the acquisition of Chem-Con pursuant to the terms of the Chem-Con Agreement qualify for pooling-of-interests accounting under Accounting Principles Board Opinion No. 16, as contemplated to be effected as of the date of the letter, it being agreed that Perma-Fix and Chem-Met shall each provide reasonable cooperation to BDO Seidman, LLP and Bovitz and Co., P.C., to enable them to issue such a letter.

    9.1.27 Shareholder Approval. Perma-Fix shareholders shall have approved the Merger contemplated by this Agreement and the mergers under the Chem-Con Agreement as required under Delaware law and/or under the requirements of NASDAQ or the BSE.

    9.1.28 Shareholder Approval. The shareholders of Chem-Met shall have approved the Merger transactions contemplated by this Agreement pursuant to the laws of the states of incorporation of Chem-Met and no shareholders of Chem-Met shall have exercised or attempted to exercise dissenters rights or other similar rights in connection with the transactions contemplated hereby.

    9.1.29 Accountants Letters. Perma-Fix shall have received the First Accountant Letter and the Second Accountant
           Letter and such shall be satisfactory to Perma-Fix.

    9.1.30 Employment Agreement. Perma-Fix and TPS shall have entered into the Employment Agreement.

    9.1.31 Officer and Director Waiver. Each officer and director of Chem-Met shall have executed and delivered to Perma-Fix an agreement, in form and substance satisfactory to Perma-Fix pursuant to which each such officer and director shall waive any and all rights to indemnification which any such officer and director may have from Chem-Met pursuant to Chem-Met's Certificate of Incorporation, Bylaws, any indemnification agreements, or otherwise.

    9.1.32 Quanta Transactions.  On or prior to Closing (i) the
           Quanta Merger and the Exchange Transaction shall have been completed pursuant to Section 8.27 hereof and in a manner satisfactory to Perma-Fix.

    9.1.33 Fairness Opinion. Prior to the filing of the Registration Statement with the SEC and within five
           (5) days of the Closing, Perma-Fix shall have received a fairness opinion from an investment banker selected by Perma-Fix that this Agreement and the Chem-Con Agreement and consideration to be issued by Perma-Fix under this Agreement and the Chem-Con Agreement are fair to Perma-Fix and its shareholders from a financial standpoint, with the form and content of such opinions to be satisfactory to Perma-Fix.

    9.1.34 Closing Price of Perma-Fix Common Stock. The average closing sale prices per share of Perma-Fix Common Stock as reported on the NASDAQ for the five consecutive trading days ending with the trading day immediately prior to the Effective Date shall be not less than $1.25.

    9.1.35 TAS Lease. Prior to the Closing, TAS Leasing shall become a wholly owned subsidiary of Chem-Met pursuant to the terms of Section 8.28 hereof.

9.2 Conditions to Obligations of Chem-Met and The TPS Trust. The obligation of Chem-Met and the TPS Trust to consummate this Agreement or to effect the transactions contemplated by this Agreement shall be subject to the following conditions:

    9.2.1  Resolutions of Perma-Fix Board of Directors and
           Shareholders. Perma-Fix shall have furnished Chem-Fix with:

           9.2.1.1 certified copies of resolutions duly adopted by the Board of Directors and the shareholders of Perma-Fix approving and authorizing execution, delivery and performance of the transactions contemplated by this Agreement;

           9.2.1.2 Incumbency Certificates for the officers of Perma-Fix.

    9.2.2  Resolutions of Perma-Met Board of Directors and
           Shareholders.   Perma-Fix shall have furnished Chem-
           Met with:

           9.2.2.1 certified copies of resolutions duly adopted by Perma-Met approving and authorizing execution, delivery and performance of the transactions contemplated by this Agreement; and

           9.2.2.2 Incumbency Certificate for the officers of Perma-Met.

    9.2.3 Representations and Warranties of Perma-Fix to be True. Except to the extent waived hereunder, (i) the representations and warranties of Perma-Fix and Perma-Met herein contained shall be true in all material respects at the Closing with the same effect as though made at such time, except for such which do not have a material adverse effect on Perma-Fix and its subsidiaries, taken as a whole; and (ii) Perma-Fix and Perma-Met shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing. Perma-Fix shall also have delivered to the TPS Trust a certificate of Perma-Fix, dated the Closing and signed by its President or a Vice President to both of the aforementioned effects.

    9.2.4 Employment Agreement. Perma-Fix shall have entered into the Employment Agreement ("Employment Agreement") with Thomas P. Sullivan.

    9.2.5  Effective Registration Statement.  The Registration
           Statement shall have become effective under the Securities Act and shall not be subject to a stop order or a proceeding seeking a stop order.

    9.2.6 No Material Adverse Change. Except as otherwise dis-closed in this Agreement or as publicly disclosed to the shareholders of Perma-Fix or contained in the

           Perma-Fix SEC Filings, there shall not have occurred
           (i) any material adverse change since December 31, 1998, in the consolidated financial condition of Perma-Fix (it being understood that anything disclosed in any of the financial data furnished by Perma-Fix to the Sullivans or the Sullivan Trusts pursuant to this Agreement, or in an annual, interim or other report filed by Perma-Fix with the SEC or press releases issued by Perma-Fix (copies of which shall have been furnished to the TPS Trust) since December 31, 1998, and prior to the date of this Agreement (copies of which shall have been furnished to Chem-Met, the Sullivans or the Sullivan Trusts), shall not constitute such a material adverse change or (ii) any loss or damage to any of the material properties or assets of Perma-Fix which would have a material adverse effect on Perma-Fix and its subsidiaries con-sidered as a whole.

    9.2.7 Litigation. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute, either orally or in writing, directed to the TPS Trust, Perma-Fix, Chem-Met, or any of their subsidiaries) an investigation which is pending on the Closing Date relating to the trans-actions contemplated by this Agreement and between the date of this Agreement and the Closing Date, no action or proceeding shall have been instituted or, to the knowledge of the Sullivans, the Sullivan Trusts, Perma-Fix or Chem-Met, shall have been threatened before a court or other governmental body or by any public authority to restrain or prohibit the trans-actions contemplated by this Agreement or to obtain damages in respect thereof.

    9.2.8 Opinion of Counsel of Perma-Fix. The TPS Trust shall have received from Conner & Winters, a Professional Corporation, counsel to Perma-Fix, or such other counsel reasonably acceptable to the TPS Trust and its counsel, an opinion, dated the Closing Date, substantially in the form of Exhibit "G" hereto, with the form and content thereof reasonably satisfactory to Chem-Met and its counsel.

    9.2.9 Escrow Agreement. Perma-Fix and the Escrow Agent shall have executed the Escrow Agreement.

           9.2.10 Closing Price of Perma-Fix Closing Stock. The average closing sale prices per share of Perma-Fix Common Stock as reported on the NASDAQ for the five consecutive trading days ending with the trading day immediately prior to the Effective Date shall not be less than $1.25.

9.3 Termination of Agreement and Abandonment of Merger. Except as otherwise provided in Sections 8.1 and 8.27 hereof, this Agreement and the transactions contemplated hereby may be terminated at any time before the Closing, whether before or after approval of this Agreement by the shareholders of Perma-Fix or Chem-Met, as follows and in no other manner:

    9.3.1 Conditions of the Sullivans, the Sullivan Trusts or Chem-Met Not Met. By Perma-Fix if, by June 30, 1999 the conditions set forth in Section 9.1 of this
           Article 9 shall not have been met (or waived as provided in Article 10 of this Agreement).

    9.3.2 Conditions of Perma-Fix Not Met. By the Sullivans if, by June 30, 1999, the conditions set forth in Section
           9.2 of this Article 9 shall not have been met (or waived as provided in Article 10 of this Agreement).

    9.3.3  Termination by Perma-Fix or the Sullivans under
           Section 9.3 of the Chem-Con Agreement. By Perma-Fix or by the TPS Trust if the Chem-Con Agreement is terminated pursuant to the terms thereof.

    9.3.4  Mutual Consent.  By the mutual written consent of both
           Perma-Fix and Chem-Met

9.4 Expenses. Each party shall bear its own out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, all legal, accounting, consulting, brokers, advisory, travel, communications and other similar fees and expenses; provided, however, that any and all such expenses incurred by Chem-Met in connection with this Agreement and consummation of the transactions contemplated by this Agreement shall be considered as incurred by the TPS Trust and shall be paid by the TPS Trust.


                            ARTICLE 10

       TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS

10.1 Termination. In the event that this Agreement shall be terminated pursuant to Section 9.3 hereof, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another and each party hereto will pay its own costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel.

10.2     Waiver.  If any of the conditions specified in Section 9.1 of
         Article 9 hereof has not been satisfied, Perma-Fix may nevertheless at the election of Perma-Fix proceed with the transactions contemplated hereby; and, if any of the condi-tions specified in Section 9.2 of Article 9 hereof has not been satisfied, the TPS Trust may nevertheless at the TPS Trust' election proceed with the transactions contemplated hereby. Any such election to proceed shall be evidenced by a certificate executed on behalf of the electing party. Any such waiver shall not be considered as a waiver of any of the other terms and provisions of this Agreement by the electing party.

                            ARTICLE 11

                 INDEMNIFICATION AND SURVIVAL OF
                  REPRESENTATIONS AND WARRANTIES

11.1     Indemnification by the Sullivans and the Sullivan Trusts.
         The Sullivans and the Sullivan Trusts shall, jointly and severally, defend, indemnify and hold harmless each of Perma-Fix, Chem-Met, Perma-Met, and each of their officers, directors, employees, agents, representatives and Affiliates from and against any and all claims, judgments, demands, damages, penalties, fines, losses, orders (judicial or administrative), decrees, liabilities, obligations, costs, claims and expenses (including, without limitation, reasonable attorneys' fees and accountant fees) which any of Perma-Fix, Chem-Met, Perma-Met, and each of their officers, directors employees, agents, representatives and Affiliates incurs or suffers or may incur or suffer at any time as a result of or in connection with or arising out of (i) any representation or warranty made by any of Chem-Met, the Sullivans and/or the Sullivan Trusts in this Agreement or any certificate or other document delivered to Perma-Fix or Perma-Met pursuant to this Agreement that is false or misleading; (ii) any breach of or failure to perform any agreements, covenants, promises or obligations of Chem-Met, the Sullivans and/or Sullivan Trusts contained in this Agree-ment; (iii) any liabilities, obligations or claims arising in any way from any and all federal or state income tax liability which Chem-Con, Chem-Met and/or Quanta may incur or be liable to pay for any reason whatsoever for any and all periods prior to the Closing Date; (iv) any and all liabilities, obligations or claims incurred by Quanta prior to the Closing Date or arising in any way in connection with the business or operations of Quanta prior to the Closing Date; or (v) any liabilities, obligations or claims brought under CERCLA or RCRA or any analogous state statute for the release or threatened release of any hazardous substances (as defined in CERCLA) or hazardous waste (as defined in RCRA) in which Sullivan or Chem-Met knew was pending or threatened against Chem-Met as of the date hereof or at the Closing Date but failed for any reason to disclose such in this Agreement or was, directly or indirectly, caused by or resulted from the knowing or willful violation by Sullivan or Chem-Met on or prior to the Closing Date of CERCLA, RCRA or any analogous state statute.

11.2 Notice of Claim. Perma-Fix shall give the Sullivans and the Sullivan Trusts a written notice (the "Notice of Claim") within ninety (90) days of the discovery of any matter in respect of which the right to indemnification contained in
         Section 11 can be claimed. Notwithstanding the foregoing, failure to give such notice will not terminate any obligation of the Sullivans and the Sullivan Trusts hereunder.


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
11.3 Survival of Representations and Remedies. All representa-tions and warranties contained in this Agreement shall survive the Closing, regardless of the investigation made by either party hereto. This Agreement and all covenants and agreements contained in this Agreement shall survive the Closing.

11.4 Indemnification Period. Any claim for indemnification under this Section 11 must be made and settled in full within one year from the Closing Date ("Indemnification Period"). Upon expiration of the Indemnification Period, this Section 11 is terminated and any claims for indemnification pursuant to this Section 11 are terminated.

11.5 Settlement of Indemnification Claims. Settlement of any claims for indemnification pursuant to this Section 11 shall be made through the delivery by the Sullivans and/or the Sullivan Trusts of that number of shares of Perma-Fix Common Stock determined by dividing the total amount of indemnification due and owing from the Sullivans and/or the Sullivan Trusts to Perma-Fix by the average of the closing sale prices per share of Perma-Fix Common Stock as reported on the NASDAQ for five consecutive trading days ending with the trading day immediately prior to the Effective Time.


                            ARTICLE 12

                          MISCELLANEOUS

12.1 Entire Agreement and Amendment. This Agreement, including the Exhibits and Schedules hereto, sets forth the entire agreement and understanding between the parties and merges and supersedes all prior discussions, agreements and under-standings of every kind and nature among them as to the subject matter hereof, and no party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. This Agree-ment (including the Exhibits and Schedules hereto) shall not be changed, modified or amended except by a writing signed by each party to be charged and this Agreement may not be dis-charged except by performance in accordance with its terms or by a writing signed by each party to be charged.

12.2 Taxes. Any Taxes in the nature of a sales or transfer tax (including any realty transfer tax or realty gains transfer tax), and any stock transfer tax, payable on the consummation of any other transaction contemplated hereby shall be paid by the Sullivans and the Sullivan Trusts.

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
12.3 Governing Law. This agreement shall be construed in accord-ance with and governed by the Laws of Delaware, without regard to the principles of conflicts of laws thereof.

12.4 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Agreement may not be assigned by any of the parties hereto except with the prior written consent of the other parties hereto. Nothing herein contained shall confer or is intended to confer on any third party or entity which is not a party to this Agreement any rights under this Agreement.

12.5 Pronouns. Whenever the context requires, the use in this Agreement of a pronoun of any gender shall be deemed to refer also to any other gender, and the use of the singular shall be deemed to refer also to the plural.

12.6 Headings. The headings in the sections, paragraphs, Schedules and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein", "hereof", "hereto" and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

12.7 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid, addressed:

         If to Perma-Fix:      Perma-Fix Environmental Services, Inc.
                               1940 Northwest 67th Place
                               Gainesville, Florida  32653
                               Attention: President

         With a copy to:       Irwin H. Steinhorn, Esquire
                               Conner & Winters
                               One Leadership Square
                               211 North Robinson, Suite 1700
                               Oklahoma City, Oklahoma  73102

         If to Chem-Met,
         the Sullivans and
         the Sullivan Trusts:  Mr. Thomas P. Sullivan
                               1021 Harvard Road
                               Grosse Pointe Park, Michigan 48230
                               Attn: Mr. Thomas P. Sullivan, President


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
         With a copy to:       Peter O'Rourke, Esq.
                               O'Rourke & Myers
                               241 Lewiston Road
                               Grosse Pointe Farms, Michigan 48236

         or to such other address as shall be furnished in writing by either party. Any such notice or communication shall be deemed to have been given as of three (3) days after posting, one (1) day after next day delivery service or upon personal delivery.

12.8     Time.  Time is of the essence of this Agreement.

12.9 Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; but, if any provision of this Agreement is held to be invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.


            REMAINDER OF PAGE INTENTIONALLY LEFT BLANK






                                54
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
         IN WITNESS WHEREOF, the parties hereto execute this Agreement on the 15th day of March, 1999.


                              PERMA-FIX ENVIRONMENTAL SERVICES, INC.


                              By:  /s/ Louis F. Centofanti
                                  _________________________________________
                                  Dr. Louis F. Centofanti
                                  President



                               PERMA-MET, INC.


                               By: /s/ Louis F. Centofanti
                                  _________________________________________
                                  Dr. Louis F. Centofanti
                                  President



                               CHEM-MET SERVICES, INC.


                               By: /s/ Thomas P. Sullivan
                                  _________________________________________
                                  Thomas P. Sullivan
                                  President

                                 THE THOMAS P. SULLIVAN LIVING TRUST,
                                 Dated September 6, 1978



                                 By: /s/ Thomas P. Sullivan
                                    _______________________________________
                                    Thomas P. Sullivan, Sole Trustee, under
                                    the Thomas P. Sullivan Living Trust,
                                    Dated September 6, 1978, and any
                                    Amendments thereto.



                                 THE ANN L. SULLIVAN LIVING TRUST, Dated
                                 September 6, 1978



                                 By: /s/ Ann L. Sullivan
                                    __________________________________________
                                    Ann L. Sullivan, Sole Trustee, under the
                                    Ann L. Sullivan Living Trust, Dated
                                    September 6, 1978, and any amendments
                                    thereto.


                                 THOMAS P. SULLIVAN


                                 By: /s/ Thomas P. Sullivan
                                   __________________________________________
                                   Thomas P. Sullivan, individually



                                 ANN L. SULLIVAN



                                 By:  /s/ Ann L. Sullivan
                                     _________________________________________
                                     Ann L. Sullivan, individually



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